UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Essent Group Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Essent Group Ltd. Clarendon House 2 Church Street Hamilton HM11, Bermuda

Notice of Annual General Meeting of Shareholders

To Our Shareholders:

You are cordially invited to attend the 2020 Annual General Meeting of Shareholders of Essent Group Ltd., a Bermuda limited company.

Date: May 28, 2020	Time: 2:00 p.m., Atlantic Daylight Time	Location: Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda	Record Date: April 9, 2020

At the 2020 Annual General Meeting of Shareholders, shareholders of record as of the close of business on the record date will be asked to consider and vote upon the following matters, as more fully described in the Proxy Statement:

(1)
election of three Class III directors to serve through the 2023 Annual General Meeting of Shareholders;

(2)
re-appointment PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020 and until our 2021 Annual General Meeting of Shareholders, and the referral the determination of the auditors' compensation to the Board of Directors;

(3)
a non-binding, advisory resolution on executive compensation; and

(4)
such other business that may properly come before the Annual Meeting.

Your vote is important to us. To ensure that your shares are represented at the 2020 Annual General Meeting of Shareholders, whether or not you plan to attend the Annual Meeting in person, we encourage you to vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by signing, dating and completing the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the meeting does not deprive you of your right to attend the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or via the Internet. Our Proxy Statement includes additional instructions on voting procedures for shareholders whose shares are held by a brokerage firm or other custodian.

By order of the Board of Directors,
Conyers Corporate Services (Bermuda) Limited Secretary

Proxy Statement for the 2020 Annual General Meeting of Shareholders

Thursday, May 28, 2020
2:00 p.m. Atlantic Daylight Time
Hamilton Princess Hotel,
76 Pitts Bay Road,
Pembroke HM 08, Bermuda

The 2020 Annual General Meeting of Shareholders (the "Annual Meeting") of Essent Group Ltd. ("Essent," "we," "us," "our" or the "Company") will be held to consider and vote upon the following matters:

(1)
election of three Class III directors to serve through the 2023 Annual General Meeting of Shareholders;

(2)
re-appointment PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020 and until our 2021 Annual General Meeting of Shareholders, and the referral the determination of the auditors' compensation to the Board of Directors;

(3)
a non-binding, advisory resolution on executive compensation; and

(4)
such other business that may properly come before the Annual Meeting.

Only holders of record of our common shares, par value $0.015 per share, as of the close of business on April 9, 2020 are entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting or any postponement or adjournment of the Annual Meeting for action by the shareholders, the persons named in the proxy card will vote the proxy in accordance with their discretion on such matter.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2020: The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2019 Annual Report to Shareholders are available at www.essentgroup.com. These documents are first being mailed to shareholders on or about April 16, 2020. Our 2019 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2019, is not part of the proxy soliciting material.

Other Business at the Annual Meeting	69
Delinquent Section 16(a) Reports	69
Shareholder Proposals for the 2021 Annual General Meeting of Shareholders	69
Frequently Asked Questions about the 2020 Annual Meeting	70

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement, before voting.

2020 Annual General Meeting of Shareholders

Date: May 28, 2020	Time: 2:00 p.m., Atlantic Daylight Time	Location: Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda	Record Date: April 9, 2020

Voting Matters

ITEMS OF BUSINESS		BOARD RECOMMENDATION	PROXY STATEMENT DISCLOSURE
1	Election of Class III Directors	FOR each Director Nominee	Page 9

2	Ratification of Re-appointment of PricewaterhouseCoopers LLP as Independent Auditors	FOR	Page 63

3	Advisory Vote on Executive Compensation	FOR	Page 66

How To Vote

        You may vote at the Annual Meeting in any of the following ways:

INTERNET	TELEPHONE	MAIL	IN PERSON
Go to www.voteproxy.com. You will need the control number included in your Proxy Card.	Dial toll-free 1-800-776-9437. You will need the control number included in your Proxy Card.	Mark, sign and date your Proxy Card and return it in the postage paid envelope provided.	Shareholders who own their shares in street name may vote in person at the Annual Meeting only if they provide a legal proxy, executed in their favor, from the holder of record of their shares.

        See the section of this proxy statement entitled "Frequently Asked Questions about the 2020 Annual Meeting" beginning on page 70 for more information regarding the Annual Meeting, how you may vote your shares at the Annual Meeting, and other matters relating to the Annual Meeting.

2019 FINANCIAL HIGHLIGHTS

2019

BY THE NUMBERS

INSURANCE IN FORCE

2018 **$137.7 BILLION**

2019 **$164.0 BILLION**

(As of 12.31.19)

REVENUES

$867.6 Million 2019

$719.4 Million 2018

NET INCOME

$555.7 Million 2019

$467.4 Million 2018

ESSENT REINSURANCE LTD. NET RISK IN FORCE

10.3 BILLION (2019)

$8.3 BILLION (2018)

(As of 12.31.19)

HIGH QUALITY INSURANCE PORTFOLIO

VINTAGE
6.5% 2014 & Prior
6.0% 2015
11.6% 2016
18.1% 2017
21.5% 2018
36.3% 2019
FICO
Below 680 6.7%
680-699 8.4%
700+ 84.9%
LTV
≥95.01% 14.3%
90.01-95.00% 46.7%
≤90.00% 39.0%

(As of 12.31.19)

FINANCIAL STRENGTH

A.M. BEST: Essent Guaranty, Inc. and Essent Reinsurance Ltd.

A (Excellent)

S&P: Essent Guaranty, Inc. and Essent Reinsurance Ltd.

BBB+

MOODY'S: Essent Guaranty, Inc.

A3

(As of 12.31.19)

COMBINED RISK-TO-CAPITAL

12.6:1

(As of 12.31.19)

EQUITY

$3.0 BILLION

(As of 12.31.19)

2019 COMPENSATION HIGHLIGHTS

        We maintain strong compensation governance practices that we believe support our pay-for-performance principles and align management incentives with the interests of our shareholders, emphasizing performance-based compensation that appropriately rewards our executives for delivering financial, operational and strategic results that meet or exceed pre-established goals. In keeping with that philosophy and consistent with prior years, a substantial majority of the compensation paid to our President and Chief Executive Officer and other named executive officers for 2019 was performance based:

        We believe that retaining productive employees is imperative to a sustainable model. As with our most senior executives, we also strongly believe that all employees should make good decisions, "do the right thing" and "act like owners". To that end, we awarded equity share grants in 2019 to all of our employees (the third time that we have made an employee-wide grant in Essent's 12-year history) that will vest over a three year period. As a result, approximately 99% of our current workforce hold our shares directly or through future vesting awards.

RISK-BASED PRICING AND REINSURANCE

        From Essent's inception, we have taken a long-term approach to managing our franchise given the nature of insuring long-tail mortgage credit risk. As such, in 2019, we continued our transition to an originate, manage and distribute operating model. During the year we successfully rolled out EssentEDGE®, our risk-based pricing engine to our customers, and continued executing our programmatic reinsurance strategy. We believe that by increasing sophistication in originating risk on the front end through our risk-based pricing engine EssentEDGE and distributing risk on the back end through reinsurance (i.e., credit risk transfer ("CRT") transactions), Essent is a stronger and more sustainable franchise. This is a long-term positive for policyholders, shareholders and employees.

        The introduction and utilization of reinsurance for a franchise like ours has been transformational. One of the benefits of obtaining third-party reinsurance is that it enables us to hedge against adverse loss scenarios due to housing cycle volatility.

        During 2019, we completed four reinsurance transactions, including two insurance-linked note ("ILN") deals, an excess of loss transaction and a quota share ("QS") program. Including an ILN transaction that we completed in early 2020, we have placed reinsurance on vintages for years 2015 through 2019, noting that the QS also covers new insurance written ("NIW") through 2020. As of January 31, 2020, we have $3.1 billion of reinsurance protection relating to over 90% of our portfolio. These transactions have enabled us to diversify our capital sources in managing our business while also providing capital relief. For example, as of December 31, 2019, reinsurance transactions have resulted in capital credit of $1.0 billion under the Private Mortgage Insurer Eligibility Requirements ("PMIERs").

        As a third party validation of our reinsurance strategy, during 2019 our insurer financial strength rating was upgraded by Moody's Investors Service to A3 from Baa1.

DIVIDENDS

        In the third quarter of 2019, we initiated paying a quarterly dividend of $0.15 per share (increased to $0.16 per share for the dividend paid in March 2020) as a means to return capital to our shareholders. One of the primary drivers of this decision was the confidence that reinsurance provides us regarding future cash flows by mitigating franchise volatility during times of stress. We believe that paying a dividend is a tangible demonstration of the benefits of an originate, manage and distribute business model. A dividend of this size not only affords us the flexibility to distribute capital but also to maintain sufficient capital levels to take advantage of any growth opportunities. Looking forward, we will continue to implement capital strategies that we believe are in the best long term interest of our franchise and shareholders.

COMMITMENT TO SUSTAINABILITY BEST PRACTICES

        Our mission is to serve as a trusted, best-in-class partner to the housing finance industry by responsibly offering mortgage insurance, reinsurance and risk management products to mortgage lenders and investors to support affordable home ownership.

        However, we also believe that our future is determined by actions taken today that go beyond just business strategy, encompassing the values important to our employees and the communities in which we operate that define our corporate responsibility and maintain sustainability. Our value commitments include: providing an inclusive work environment that offers employees the opportunity to further their development, supporting our communities through the donation of time and financial resources, maintaining our integrity across all aspects of the Company, and being an industry innovator to solve complex risks.

        Under the direction of our Chief Executive Officer and Board of Directors ("Board of Directors" or "Board"), Essent is committed to supporting sustainability initiatives that are relevant to the Company and align with our company-wide dedication to responsible corporate citizenship that positively impacts the communities and people served.

Corporate Governance Practices

        Essent has a strong top down approach. Our Board is very active and has formal oversight over our environmental awareness, cybersecurity, corporate culture, employee engagement, diversity and community commitment. In February 2020, we renamed our Nominating and Corporate Governance Committee to the Nominating, Governance and Corporate Responsibility Committee and amended its charter to further emphasize that committee's responsibility for the "governance" and "environmental" aspects of the Company's sustainability programs. We also expanded the role of the Compensation Committee to include overseeing the "social" aspects of the Company's sustainability programs, including receiving periodic updates from the Company's management responsible for significant "social" activities. In addition, we enhanced our Corporate Governance Guidelines to further detail the Board's oversight of technology, innovation, cyber risk, and continued commitment to diversity and inclusion.

        At the highest level, we believe that our Board has adopted a set of corporate governance and executive compensation standards that exemplify our commitment to sound governance practices:

Governance Best Practice	Essent
Size of Board	8
Number of Independent Directors	7
Board Independence Standards	NYSE standards
Lead Independent Director	Yes
Majority Voting for Directors	Yes
Cumulative Voting	No
Shareholder Action by Written Consent	Yes
Shareholder Right to Call Special Meeting	Yes, by shareholders holding greater than 10% of outstanding shares
Poison Pill	No
Board Meeting Attendance	100% attendance in 2019
Annual General Meeting of Shareholders Attendance	Directors are expected to attend; in 2019, all directors attended the annual general meeting of shareholders
No Over-Boarding	Yes
Regularly Schedules Executive Session of Independent Directors	Yes
Policy Prohibiting Insider Hedging of Company Shares	Yes
Annual Equity Grant to Non-Employee Directors	Yes
Clawback Policy	Our equity plan provides that all awards will be subject to clawbacks, and executives consent in employment agreements to clawbacks, if the Company adopts a policy on clawbacks
Code of Business Conduct and Ethics for Directors, Officers, and Employees	Yes
No Separate Change in Control Agreement for CEO	Terms of CEO's change in control provisions in his employment and equity award agreements are substantively identical to those of the other Named Executive Officers
No Automatic Accelerated Vesting of Equity Awards	Yes
Double Trigger for Change in Control for Time-Vesting Awards	Yes

Governance Best Practice	Essent
No Excise Tax Assistance	No gross-up payments for any excise taxes payable upon a change in control
Frequency of Say on Pay	Annually
No Re-pricing of Options and SARs without Shareholder Approval	Yes
Minimum Vesting Period of Equity Awards	Minimum 1 year vesting period for equity awards (and all executives have had a minimum 3 year vesting period since 2016)
Share recycling	No liberal share recycling
Stock Ownership Guidelines for Executive Officers	CEO—six times annual base salary
Other Senior Executives—two times annual base salary
Stock Ownership Guidelines for Non-Employee Directors	Five times annual cash compensation
Use of Performance Shares as Element of Long Term Incentive Compensation	Yes

        We have also formalized and adopted a number of internal policies with respect to corporate and institutional governance, including:

  •
  Anti-Corruption Policy

  •
  Anti-Money Laundering Awareness Policy

  •
  Anti-Trust Policy

  •
  Code of Business Conduct and Ethics

  •
  Compliance Policy

  •
  Disaster Recovery Plan

  •
  Diversity, Prevention of Discrimination & Harassment Policy

  •
  Fitness for Duty Policy

  •
  Fraud Policy Procedures

  •
  Gift & Entertainment Policy

  •
  Government Relations and Political Activities Policy

  •
  Human Rights and Labor Policy

  •
  Information Security Program Policy

  •
  Media and External Communications Policy

  •
  Privacy Policy

  •
  Social Media Policy

  •
  Statement of Freedom of Association, Right to Collective Bargaining

  •
  Third Party Vendor Code of Conduct

  •
  Vulnerability Management Policy

        Our Board of Directors is committed to increasing the diversity of representation on the Board. In 2018, we added two highly qualified female directors to our Board who bring with them particularly notable experience in the information technology and cybersecurity fields. In addition, we continue to identify potential new candidates to serve on our Board. The Board continues to retain a search firm to assist in identifying diverse candidates for consideration to Board membership.

        We believe that engaging with investors is fundamental to our commitment to good governance. Throughout the year, we seek opportunities to engage in two-way conversations with our investors to gain and share valuable insights into current and emerging business strategies and trends. During 2019, we held over 100 meetings with shareholders whose ownership represented nearly 40% of shares outstanding as of the end of 2019 to discuss various key corporate matters. Topics discussed included our underwriting guidelines, credit selection, our risk management practices including around investment risk, liquidity risk and regulatory compliance risk, among others. These meetings were conducted in person, via teleconference or one-on-one at industry conferences.

Social Issues and Human Capital

        We have approximately 400 employees working across four primary offices in Pennsylvania, North Carolina, California and Bermuda, as well as remotely across the United States. We provide competitive benefits that promote the health of our employees and their families and design compelling job opportunities, aligned with our mission, in a fast-paced, results-focused work environment. All of our employees are eligible to receive grants under our stock incentive plan, which as discussed above currently has approximately 99% participation. We offer varied employee training, development, mentorship and leadership opportunities and encourage our employees to continue to develop in their careers.

        At Essent, we realize that continuous engagement with our employees is vital to driving successful, meaningful outcomes. Engagement surveys are conducted periodically and allow us to identify areas of strength and opportunities for improvement to ensure continued satisfaction and retention of our employees. CEO-led town hall style meetings are held regularly with our employees, covering topics such as business strategy and outlook, the competitive landscape, and emerging industry trends, and include a question and answer session with management. We believe that this format facilitates strong and productive conversations across our organization. As a result of our ongoing commitment to employee engagement and satisfaction, we have had an average annual employee retention rate of 95% since 2010.

        We are focused on cultivating a diverse and inclusive culture where our employees can freely bring diverse perspectives and varied experiences to work. We seek to hire and retain highly talented employees and empower them to create value for our shareholders. In our employee recruitment and selection process and operation of our business, we adhere to equal employment opportunity policies and encourage the participation of our employees in training programs that will enhance their effectiveness in the performance of their duties. As of December 31, 2019, approximately 67% of our workforce was comprised of women and minorities.

        Our commitment to good corporate citizenship extends to supporting the communities that we serve. Our Board of Directors, management and employees are committed to transforming our communities by leveraging the power of our Company. We partner with charitable organizations, make donations, and connect our employees with volunteer opportunities to better their communities. Essent's charitable contributions focus in particular on housing, education, children and the military.

        Our employees volunteer their time, treasure and talents to support local charities and community organizations. We encourage charitable giving by employees by providing a 1:1 match of donations to 501(c)3 organizations, up to $1,000 per employee per year.

        Our charitable program places special emphasis on championing education, in particular, for underserved youth. For example, we have made a $3 million, 10-year commitment to Cristo Rey Philadelphia High School. Cristo Rey is an inner-city, independent, college preparatory school for low-income students who cannot otherwise afford a private education. Cristo Rey is a new model of private high school that opened in 2012 and has developed a unique partnership with local educators, businesses and universities. In addition, we initiated in 2019 a $500,000 multi-year commitment to support a Science, Technology, Engineering and Math (STEM) program specifically for young women.

Environmental Responsibility

        Essent is committed to the stewardship of our shared environment. While the nature of our operations does not directly impact the environment in a material way, we seek to operate our corporate facilities in an environmentally sustainable, safe and healthy manner. We strive to be energy efficient across our operations, utilizing energy management systems that conserve energy as well as LED lighting and motion control sensors. Our corporate headquarters in Radnor, Pennsylvania is Energy Star certified as an environmentally-conscious corporate headquarters. In addition, we are committed to increasing waste recycling and increasing overall environmental awareness and training across our organization.

Proposal No. 1: Election of Directors

        Our Board of Directors currently consists of eight directors. Our Bye-laws provide that our Board is divided into three classes consisting, as nearly as possible, of one-third of the total number of directors constituting the entire Board. Our directors hold office until their successors have been elected and qualified, or the earlier of their death, resignation or removal. Vacancies on the Board of Directors may be filled by shareholders or the Board. Our system of electing and removing directors may delay or prevent a change of our management or a change in control of our Company.

        At the Annual Meeting, shareholders will elect three individuals to serve as Class III directors to hold office until our 2023 Annual General Meeting of Shareholders or until his successor has been duly elected and qualified or his earlier resignation or removal.

        Each of Mark A. Casale, Douglas J. Pauls and William Spiegel have been nominated to stand for election at the Annual Meeting to serve as a Class III director. These nominees were recommended and approved for nomination by the Nominating, Governance and Corporate Responsibility Committee of our Board of Directors.

        Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the three nominees recommended by our Board of Directors unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate, or our Board of Directors may reduce the number of Class III directors. Our Board of Directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.

        Directors are elected by a majority of votes cast at the Annual Meeting.

        The Board of Directors recommends a vote FOR the election of each of the nominated individuals.

Director Criteria, Qualifications, Experience and Tenure

        The Nominating, Governance and Corporate Responsibility Committee of our Board of Directors is responsible for recommending to our Board of Directors candidates for nomination and election as directors at annual general meetings of shareholders or for appointment to fill vacancies on the Board. The Nominating, Governance and Corporate Responsibility Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and company circumstances. In making its recommendations to our Board of Directors, the Nominating, Governance and Corporate Responsibility Committee considers, among other things, the qualifications of individual director candidates in light of the criteria described below. In accordance with its charter, the Nominating, Governance and Corporate Responsibility Committee may use a variety of sources, including but not limited to executive search firms, to identify director candidates, and has the authority to retain and approve compensation for such firms.

        In evaluating a candidate, our Nominating, Governance and Corporate Responsibility Committee and our Board of Directors take into account a variety of factors, including:

  •
  high personal and professional ethics, values and integrity;

  •
  sound business judgment and financially literacy;

  •
  diversity of point of view, including the candidate's education, skill, professional background, personal accomplishments, geography, race, gender, age, ethnic background, national origin, experience with mortgage, insurance, reinsurance or other businesses and organizations that our Board deems relevant and useful, including whether such attributes or background would contribute to the diversity of the Board as a whole;

  •
  ability and willingness to serve on any committees of our Board of Directors;

  •
  ability and willingness to commit adequate time to the proper functioning of our Board of Directors and its committees; and

  •
  any criteria regarding independence and other matters required by the New York Stock Exchange (NYSE) or other applicable law or regulations.

        The Nominating, Governance and Corporate Responsibility Committee and Board of Directors evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. Our Nominating, Governance and Corporate Responsibility Committee and Board of Directors evaluates the Board's own composition in the context of the diverse experiences and perspectives that the directors collectively bring to the boardroom. Their backgrounds provide the Board with valuable insights in areas such as:

        The experiences, qualifications and skills of each director that the Board considered in his nomination are listed beside the directors' individual biographies on the following pages.

        Based on the information available to it about a potential nominee, the Nominating, Governance and Corporate Responsibility Committee makes an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Nominating, Governance and Corporate Responsibility Committee may conduct interviews, obtain additional background information and conduct reference checks of potential nominees. The Nominating, Governance and Corporate Responsibility Committee may also ask potential nominees to meet with management and other members of our Board of Directors. After completing this evaluation process, the Nominating, Governance and Corporate Responsibility Committee makes a recommendation to the full Board of Directors, which makes the final determination whether to nominate the candidate for election as a director.

        The Board has concluded that each nominee for election as a Class III director should serve as a director based on the specific experience and attributes listed beside each such nominee's biography below and the Board's knowledge of that nominee, including the insight and collegiality that nominee is expected to bring to the Board's functions and deliberations.

        The Nominating, Governance and Corporate Responsibility Committee and the Board consider director tenure in making Board nomination decisions, and believe that it is desirable to maintain a mix of longer-tenured, experienced directors and newer directors with fresh perspectives. While we believe that longer-tenured, experienced directors, who have accumulated a substantial understanding of our business during their service, are a significant strength of the Board, we also believe that we benefit from the skill sets and perspectives of our newest directors.

        Each director is expected to maintain an acceptable level of attendance, preparedness and participation with respect to meetings of the Board of Directors and its committees. In determining whether to recommend a director for re-election, the Nominating, Governance and Corporate Responsibility Committee also considers the director's past attendance at meetings, participation in and contributions to the activities of our Board of Directors, and the results of the most recent Board self-evaluation.

Annual Board Evaluation Process

        Our Board of Directors recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Nominating, Governance and Corporate Responsibility Committee and aim to assess Board and committee effectiveness as well as individual director performance and contribution levels.

        Each year, our directors complete governance questionnaires and self-assessments. These questionnaires and assessments facilitate a candid assessment of: the Board's performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; the Board's structure, composition and culture; and the mix of skills, qualifications and experiences of our directors.

        The Nominating, Governance and Corporate Responsibility Committee and Board consider the results of the annual evaluations in connection with their review of director nominees to ensure the Board continues to operate effectively.

Shareholder Nominees for the Board of Directors

        Shareholders desiring to recommend nominees for election as directors should submit their recommendations in writing to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Recommendations from shareholders should include pertinent information concerning the proposed nominee's background and experience. The Nominating, Governance and Corporate Responsibility Committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in our capital stock. The Nominating, Governance and Corporate Responsibility Committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in our capital stock, including, in the case of nominees recommended for election at an annual general meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual general meeting of shareholders.

Information Concerning Directors

Experience, Qualifications and Skills

Name	Age	Director Since	Current Position
Mark A. Casale	55	2008	Chairman of the Board, President and Chief Executive Officer
Jane Chwick	57	2018	Director
Aditya Dutt	44	2010	Director
Robert Glanville	53	2008	Director
Angela Heise	45	2018	Director
Roy Kasmar	64	2013	Director
Douglas Pauls	61	2013	Director
William Spiegel	57	2008	Director

Executive Leadership and Management	Casale X	Chwick X	Dutt X	Glanville X	Heise X	Kasmar X	Pauls X	Spiegel X
Accounting and Financial	X		X	X		X	X	X
Financial Services	X	X	X	X		X	X	X
Information Technology and Cybersecurity		X			X
Corporate Governance and Responsibility	X	X	X			X	X	X
Insurance and Reinsurance	X		X	X		X	X	X
Risk Management	X		X
Compensation						X	X	X
Public Company Board Experience		X					X	X

Nominees for Election as Class III Directors for a Three Year Term Continuing Until the 2023 Annual General Meeting of Shareholders

        The experiences, qualifications and skills of each director that the Board considered in his nomination for election as a Class III director are included below the nominee directors' individual biographies below. The Board concluded that each nominee should serve as a Class III director based on the specific experience and attributes listed below each director nominees' biography and the Board's knowledge of each director nominee, including the insight and collegiality each nominee is expected to bring to the Board's functions and deliberations.

Mark A. Casale
Chairman of the Board of Directors, Chief Executive Officer and President Term Expires 2020

 BACKGROUND

Mr. Casale has more than 25 years of financial services management experience, with senior roles in the areas of mortgage banking, mortgage insurance, bond insurance and capital markets. He has served as our President and Chief Executive Officer and a member of our Board of Directors since 2008, including as the Chairman of the Board of Directors since 2013. From 2001 to 2007, Mr. Casale held various senior management positions with Radian Group Inc., including most recently serving as the president of its mortgage insurance subsidiary, Radian Guaranty Inc. Prior to that, Mr. Casale oversaw capital markets and strategic investments for Radian and managed its joint venture businesses. Mr. Casale also held various management positions with Advanta Corp., a financial services company, including serving as its senior vice president of corporate finance services. Mr. Casale holds a BS in accounting from St. Joseph's University and an MBA in finance from New York University. Mr. Casale currently serves on the Board of Trustees of St. Joseph's University.

 QUALIFICATIONS

Mr. Casale is qualified to serve on our Board of Directors because of his experience in the mortgage and mortgage insurance industries as well as his extensive knowledge of our operations.

Douglas J. Pauls
Director Term Expires 2020

 BACKGROUND

Mr. Pauls has over 30 years of experience in the areas of finance, accounting, internal controls, and financial reporting for public companies, including most recently senior roles with financial institutions. Mr. Pauls served as chief financial officer of BankUnited, Inc., a bank holding company, from 2009 until his retirement in 2013, and Mr. Pauls currently serves as a director of BankUnited, Inc. From 2008 until 2009, Mr. Pauls served as executive vice president of finance for TD Bank, NA following TD Bank's acquisition of Commerce Bancorp, Inc. in March 2008. Prior to that, Mr. Pauls held several positions with Commerce, including serving as its chief financial officer from 2002 until its acquisition by TD Bank and its chief accounting officer from 1995 to 2002. Earlier in his career, Mr. Pauls was a senior manager in the audit department of Ernst & Young in Philadelphia and Pittsburgh, Pennsylvania. He is also a director of South Mountain Merger Corp. Mr. Pauls holds a BA in economics from Dickinson College and serves on Dickinson's Board of Trustees.

 QUALIFICATIONS

Mr. Pauls is qualified to serve on our Board of Directors because of his more than 30 years of experience as a corporate executive and his experience as a chief financial officer of publicly traded companies.

William Spiegel
Director Term Expires 2020

 BACKGROUND

Mr. Spiegel has served as deputy executive chairman of Randall & Quilter Investment Holdings, a UK-based insurance and reinsurance company, since January 2020. Mr. Spiegel has over 29 years of private equity investment experience. Mr. Spiegel was co-president and a founding partner of Pine Brook Road Partners, LLC, an investment firm from 2006 to January 2020, where he was responsible for managing Pine Brook's financial services investing activities and also served as a member of Pine Brook's investment committee. Prior to joining Pine Brook, Mr. Spiegel was with The Cypress Group from its inception in 1994 until 2006. Prior to joining The Cypress Group, Mr. Spiegel worked in the Merchant Banking Group at Lehman Brothers. He has served on the board of directors of numerous companies, including seven publicly traded entities. Mr. Spiegel holds a BSc in economics from The London School of Economics and Political Science, an MA in economics from the University of Western Ontario and an MBA from The University of Chicago. Mr. Spiegel is currently a member of The University of Chicago Polsky Center for Entrepreneurship and Innovation Advisory Board and the Private Equity Counsel.

 QUALIFICATIONS

Mr. Spiegel is qualified to serve on our Board of Directors because of his experience in insurance and private equity fund management and his financial expertise, as well as his experience as a director and executive of public and private companies.

Directors with Terms That Do Not Expire at the Annual Meeting

        The following provides information with respect to the remaining members of our Board of Directors, including the specific experience and attributes that the Board believes each such director brings to the Company and the Board of Directors.

Jane P. Chwick
Director Term Expires 2021

 BACKGROUND

Ms. Chwick served as Co-CEO of Trewtec, Inc., a technology advisory firm designed to help board members and CEOs evaluate the technology function in their companies, from 2014 to 2017. Prior to this role, she was a partner and co-chief operating officer of the technology division of Goldman Sachs Group,  Inc., where she was responsible for financial and business planning, technical strategy and ongoing management of an 8,000-person organization until her retirement in April 2013. During her 30 year career at Goldman Sachs, Ms. Chwick held a number of senior positions, including global head of technology of the securities division and global head of derivatives technology. She is currently a director of MarketAxess Holdings, Inc., ThoughtWorks, Inc., People's United Financial, Inc. and Voya Financial, Inc., and also serves as a board member of the Queens College Foundation. Ms. Chwick received a BA in mathematics from Queens College and an MBA from St. Johns University with a concentration in MIS and quantitative analysis.

 QUALIFICATIONS

Ms. Chwick is qualified to serve on our Board of Directors because of her experience as chief operating officer of a major function within a global financial institution, as well as her experience in technology, strategy, risk management and operations.

Aditya Dutt
Director Term Expires 2021
 BACKGROUND

Mr. Dutt currently serves as the senior vice president and corporate treasurer of RenaissanceRe Holdings Ltd., a reinsurance company, president of Renaissance Underwriting Managers, Ltd. and a member of RenaissanceRe's executive committee. Mr. Dutt's responsibilities include managing all of RenaissanceRe's strategic investments, insurance-linked securities investments and catastrophic reinsurance joint ventures, including Da Vinci Re, Top Layer Re, Upsilon Fund and Medici Fund. Prior to joining RenaissanceRe in 2008, Mr. Dutt served as executive director in Morgan Stanley's investment banking division in New York and Hong Kong, responsible for executing strategic transactions including mergers, acquisitions, divestitures and capital-raising for the insurance and reinsurance industry. Prior to Morgan Stanley, Mr. Dutt worked at Salomon Brothers in the corporate finance and fixed income departments in Hong Kong. Mr. Dutt holds a BA in mathematics from Dartmouth College.

QUALIFICATIONS Mr. Dutt is qualified to serve on our Board of Directors because of his experience in the insurance and reinsurance industry.

Robert Glanville
Director Term Expires 2022
 BACKGROUND

Mr. Glanville currently serves as the managing member of REG Consulting LLC, a financial advisory business. Mr. Glanville was a founding partner and served as a managing director on the financial services investment team of Pine Brook Road Partners, LLC, an investment firm, from 2006 to 2015. Mr. Glanville currently serves as a director of Wellington Insurance Services, Spotted Risk, LLC, ClearBlue Insurance Services, ProWriters, Nice Recovery and Agritecture, all of which are private companies, and serves as an executive advisor to Aquiline Capital Partners. From 2003 to 2006, Mr. Glanville was senior vice president, financial and treasury services for Arch Capital Group, Ltd., an insurance and reinsurance company. From 1999 to 2003, Mr. Glanville was employed by Warburg Pincus, a private equity firm. Before joining Warburg Pincus, Mr. Glanville founded FA Services, an emerging markets financial services and investment boutique based in Moscow. From 1988 to 1992, Mr. Glanville worked in New York and Tokyo for Morgan Stanley, an investment banking firm, specializing in corporate finance and M&A. Mr. Glanville holds an AB in American history from Princeton University.

 QUALIFICATIONS

Mr. Glanville is qualified to serve on our Board of Directors because of his experience in private equity fund management and his financial expertise, as well as his management experience with financial services and insurance and reinsurance companies.

Angela L. Heise
Director Term Expires 2022
 BACKGROUND

Ms. Heise served as the president of civil group at Leidos Holdings,  Inc., a provider of services and solutions in the defense, intelligence, civil and health markets, from 2016 to 2019, where she was responsible for providing solutions to US Cabinet-level civil agencies and major elements of the public sector across the globe. Her areas of focus include air traffic automation, energy and the environment, federal infrastructure and logistics, information technology and cybersecurity, and transportation security. Prior to her role with Leidos, Ms. Heise held a number of positions with Lockheed Martin between 1997 and 2016. Most recently, from 2015 to 2016, Ms. Heise served as vice president-commercial markets, where she was responsible for delivery of a portfolio of cybersecurity and information technology solutions and services to Global 1000 customers. Prior to this role, she held a number of senior positions with Lockheed Martin, including vice president-enterprise information Technology Solutions. Ms. Heise holds a BS in computer science from Southern Illinois University at Edwardsville.

QUALIFICATIONS Ms. Heise is qualified to serve on our Board of Directors because of her extensive experience in the areas of information technology and cybersecurity.

Roy J. Kasmar
Director Term Expires 2021
 BACKGROUND

Mr. Kasmar is currently the president of Kazmar Co. LLC, which provides advisory services to the mortgage and mortgage insurance industry. Mr. Kasmar has over 30 years of experience in the mortgage and mortgage insurance industry. Prior to forming Kazmar Co. LLC, Mr. Kasmar served as the president of Radian Group Inc. and Radian Guaranty Inc., a private mortgage insurer, from 1999 to 2007. Prior to joining Radian, Mr. Kasmar served as the president and chief operating officer of Amerin Guaranty Corporation, a mortgage insurer, from 1996 to 1999. Additionally, Mr. Kasmar has held senior management positions with Prudential Home Mortgage, First Boston Capital Group and Chase Home Mortgage. Mr. Kasmar holds a BS in economics and business administration from Drury College and an MBA in finance from Fairleigh Dickinson University.

 QUALIFICATIONS

Mr. Kasmar is qualified to serve on our Board of Directors because of his experience in the mortgage and mortgage insurance industries, including his prior role as president of Radian Group Inc. and Radian Guaranty Inc.

The Board of Directors and its Committees

Role of the Board

        Governance is a continuing focus at the Company, starting with our Board of Directors and extending to management and all employees. The Board reviews the Company's policies and business strategies and advises and counsels the CEO and the other executive officers who manage the Company's business. In addition, we solicit feedback from our shareholders and engage in discussions with various stakeholders on governance issues and improvements.

        Our Board of Directors met four times during 2019. Each incumbent director attended at least 75% of the aggregate meetings of our Board of Directors during 2019 that were held following his or her election and the meetings held by all Board committees on which he or she served. Although we do not have a policy regarding the attendance of our Board members at our annual general meetings of shareholders, we encourage all directors to attend our annual general meetings of shareholders. All of our directors at the time of our 2019 Annual General Meeting of Shareholders were present at that meeting.

        Our non-employee and independent directors also hold regular meetings without our management being present. Our non-employee and independent directors held four such meetings in 2019.

Board Leadership Structure

        Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of our Board of Directors, as our Board of Directors believes it is in our best interests to make that determination based on the position and direction of the Company and the membership of our Board of Directors.

        Both the Chairman of the Board of Directors and Chief Executive Officer positions are currently held by Mr. Casale. Pursuant to our Corporate Governance Guidelines, in the event that the role of chairman is held by a member of our management, the independent members of our Board of Directors may designate one independent director to serve as the lead independent director. Mr. Spiegel currently serves as our lead independent director. Under the terms of our Corporate Governance Guidelines, the lead independent director has broad responsibility and authority, including:

  •
  organizing and presiding over all meetings of our Board of Directors at which the chairman is not present, including all executive sessions of our non-employee and independent directors;

  •
  serving as the liaison between the chairman and the non-employee directors;

  •
  overseeing the information sent to our Board of Directors by management;

  •
  approving meeting agendas and schedules for our Board of Directors;

  •
  facilitating communication between our Board of Directors and management; and

  •
  performing such other duties as requested by our Board of Directors.

        We believe that having Mr. Casale serve as both our Chief Executive Officer and the Chairman of our Board of Directors, along with a lead independent director, is in the best interests of the Company and our shareholders at this time.

        A number of factors support the leadership structure chosen by our Board, including, among others:

  •
  Mr. Casale has extensive knowledge of all aspects of us and our business and risks, our industry and our customers, is intimately involved in our day-to-day operations and is best positioned to elevate the most critical business issues for consideration by our Board of Directors;

  •
  our Board of Directors believes that having Mr. Casale serve in both capacities allows him to more effectively execute our strategic initiatives and business plans and confront our challenges;

  •
  the combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board of Directors and the independent leadership provided by our lead independent director and independent committee chairs; and

  •
  our Board of Directors believes that the appointment of a strong lead independent director and the use of regular executive sessions of the non-employee directors, along with the Board's strong committee system and all directors being independent except for Mr. Casale, allow it to maintain effective oversight of management.

Determination of Director Independence

        Our Board of Directors has considered whether our directors qualify as "independent" directors in accordance with NYSE listing requirements. The NYSE independence definition include a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us.

        In its assessment of director independence, our Board considers all commercial, charitable and other transactions and relationships (including tenure of Board service) that any director or member of his or her immediate family may have with us, with any of our affiliates, or with any of our consultants or advisers. Our Board applies the same criteria for assessing independence for purposes of each of the Audit Committee, Compensation Committee and Nominating, Governance and Corporate Responsibility Committee. Furthermore, in its assessment of a director's independence for service on the Compensation Committee, our Board considers all factors that the Board believes specifically relevant to determining whether the director has a relationship which is material to such director's ability to be independent from management in connection with his or her duties as a member of the Compensation Committee, including but not limited to any compensation payable to such director.

        Based upon these standards, our Board of Directors has determined that only Mr. Casale is not considered to be independent, as he is a current employee of the Company. In making this determination, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

Board Committees and their Roles

        Our Board of Directors maintains standing Audit, Compensation, Nominating, Governance and Corporate Responsibility, Risk, and Technology, Innovation and Operations Committees. Each committee has a charter that, among other things, reflects what we believe to be the best current practices in corporate governance.

        The table below provides 2019 membership and meeting information for each of the Board's committees.

	Committee

Name	Audit	Compensation	Nominating, Governance and Corporate Responsibility	Technology, Innovation and Operations	Risk
Mark A. Casale
Jane P. Chwick
Aditya Dutt
Robert Glanville
Angela L. Heise
Roy J. Kasmar
Douglas J. Pauls
William Spiegel
Meetings in 2019	4	5	4	4	4

  Chair             Member

Audit Committee
Committee Chair: Douglas J. Pauls Additional Members: Aditya Dutt Robert Glanville	Key Responsibilities:

•

Overseeing our financial reporting and other internal control processes.

•

Reviewing our financial statements.

•

Overseeing processes for monitoring the independent auditors' qualifications, independence and compensation.

•

Overseeing the implementation of new accounting standards.

•

Communicating with the independent auditors on matters relating to the conduct of the audit and on critical audit matters expected to be described in the independent auditors' report.

•

Assessing the performance of our internal audit function and independent auditors.

•

Ensuring our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics.

Our Board of Directors has determined that all of the members of the Audit Committee are independent, and meet the requirements for financial literacy, under applicable rules and regulations of the Securities and Exchange Commission (SEC) and the NYSE. Our Board of Directors has determined that each of Messrs. Pauls and Glanville is an "audit committee financial expert" as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE.

The Audit Committee met four times during 2019.

Compensation Committee
Committee Chair: Roy J. Kasmar Additional Members: Douglas J. Pauls William Spiegel	Key Responsibilities:

•

Determining the compensation of our executive officers and directors.

•

Reviewing our executive compensation policies and plans.

•

Administering and implementing our equity compensation plans.

•

Preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting.

•

Coordinating the Company's succession planning efforts for its chief executive officer and other senior executives.

•

Overseeing the "social" aspects of our sustainability programs.

Our Board of Directors has determined that all of the members of the Compensation Committee are independent under applicable rules and regulations of the SEC and the NYSE.

The Compensation Committee met five times during 2019.

Nominating, Governance and Corporate Responsibility Committee
Committee Chair: William Spiegel Additional Member: Roy J. Kasmar	Key Responsibilities:

•

Reviewing Board structure, composition and practices.

•

Making recommendations on these matters to our Board of Directors.

•

Reviewing, soliciting and making recommendations to our Board of Directors and shareholders with respect to candidates for election to the Board of Directors.

•

Overseeing our Board of Directors' performance and self-evaluation process.

•

Developing and reviewing a set of corporate governance principles for the Company.

•

Overseeing the "governance" and "environmental" aspects of our sustainability programs.

Our Board of Directors has determined that all of the members of the Nominating, Governance and Corporate Responsibility Committee are independent under applicable rules and regulations of the SEC and the NYSE.

The Nominating, Governance and Corporate Responsibility Committee met four times during 2019.

Risk Committee
Committee Chair: Robert Glanville Additional Member: Aditya Dutt	Key Responsibilities:

•

Assisting with the oversight of key risks that we face.

•

Overseeing management's identification, mitigation and monitoring of the Company's material risks and exposures, current activities and products.

•

Reviewing management's processes for monitoring and aggregating risks across the Company.

•

Overseeing compliance with material guidelines, policies and procedures governing the process by which management assesses and manages the Company's material risks and exposures.

•

Overseeing the implementation, execution and performance of the Company's enterprise risk management program.

•

Reviewing the Company's capital management strategy and investment policy and investing activities.

The Risk Committee met four times during 2019.

Technology, Innovation and Operations Committee
Committee Chair: Jane P. Chwick Additional Members: Angela L. Heise Roy J. Kasmar Douglas J. Pauls	Key Responsibilities:

•

Ensuring that our technology programs support our business objectives and strategies, and provide for appropriate data security and data privacy.

•

Identifying technology-related risks that could have a significant impact on our operations and pursuit of our long-term strategic goals.

•

Advising our senior technology and operations management teams.

•

Advising us on technology, innovation, data security and data privacy, and operations-related matters.

The Technology, Innovation and Operations Committee met four times during 2019.

Corporate Governance

        Our Board of Directors and management have a strong commitment to effective corporate governance. We believe that we maintain a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the SEC, the NYSE, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Corporate Governance Guidelines

        Our Board of Directors has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the Board of Directors and Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.

Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics includes information regarding procedures established by the Audit Committee for the submission of complaints about our accounting or auditing matters. Our Code of Business Conduct and Ethics is applicable to our directors, executives and employees, and reflects and reinforces our commitment to integrity in the conduct of our business. Amendments to our Code of Business Conduct and Ethics and any grant of a waiver from a provision of our Code of Business Conduct and Ethics will be included in a current report on Form 8-K within four days of the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of the NYSE.

        Our Audit Committee, on behalf of itself and our other non-employee directors, has established procedures to enable employees or other parties who may have a concern about our conduct or policies to communicate that concern. Our employees are encouraged and expected to report any conduct which they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics. In addition, our Audit Committee has established procedures pertaining to receiving, retaining, and treating complaints received regarding accounting, internal accounting controls, or auditing matters, and with respect to the confidential, anonymous submission by our employees of concerns regarding, among other things, questionable accounting or auditing matters. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing, or reported by phone through various internal and external mechanisms as provided on the our internal website. Additional procedures by which internal communications may be made are provided to each employee.

        Our Code of Business Conduct and Ethics prohibits any employee or director from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

Succession Planning

        Our Board of Directors, primarily through the Compensation Committee, assesses succession planning for management and leadership, with a primary focus on succession in the event of the unexpected incapacity of our Chairman of the Board of Directors, Chief Executive Officer and President. Our Corporate Governance Guidelines provide that our Chairman of the Board of

Directors, Chief Executive Officer and President should at all times make available to our Board, on a confidential basis, his recommendations and evaluations of potential successors.

Share Ownership Guidelines

        Both our non-employee directors as well as our senior executives (which we define as our Chief Executive Officer and each of his direct reports and includes all of our named executive officers) are required to maintain certain ownership levels of common shares during their service.

        Each director and senior executive is required to own a minimum number of our common shares with an aggregate value equal to the following (or such lesser amount as the director or senior executive may have been granted to date):

Position	Minimum Value of Common Shares Held
Director	Five times annual cash compensation
Chief Executive Officer	Six times annual base salary
Other Senior Executives	Two times annual base salary

        Furthermore, each director and senior executive must hold at least 50% of the common shares that we issue to that individual until he or she satisfies the applicable share ownership threshold, less any shares used to satisfy tax obligations arising from receiving common shares from us.

        For the purposes of our share ownership guidelines, restricted common shares and restricted common share units subject to time-based vesting are treated as shares held by a director or senior executive. However, unvested performance-based restricted common shares and restricted common shares units are not treated as being owned until they are earned and vested.

        Our non-employee directors and executive officers are also subject to our insider trading policy, which prohibits transactions in our securities outside of "window" periods (except pursuant to previously adopted, approved Rule 10b5-1 plans), including short sales on our shares, or the purchase or sale of options, puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to our equity.

        Our Compensation Committee retains discretion to waive non-compliance with our share ownership guidelines in light of an individual director's particular facts and circumstances from time to time.

        As of December 31, 2019, our Chief Executive Officer, each of our senior executives and each member of our Board of Directors have met the applicable share ownership guidelines. Our directors are expected to satisfy their share ownership guidelines through their annual equity compensation grants in respect of their Board service.

No Hedging Policy

        Members of our Board of Directors, our executives and all other Company employees are prohibited from hedging their ownership or offsetting any decline in the market value of our common shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our common shares.

Compensation Committee Interlocks and Insider Participation

        Roy J. Kasmar, Allan Levine, Douglas J. Pauls and William Spiegel served as the members of our Compensation Committee during 2019. No member of our Compensation Committee is an officer or employee of our Company. None of our executive officers serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Availability of Committee Charters; Corporate Governance Guidelines; and Code of Business Conduct and Ethics

        A copy of each of our Board committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics is published on our website at www.essentgroup.com. Our Bye-laws are filed with the SEC and can be found on the SEC's website at www.sec.gov. Each of these documents is available in print to any shareholder upon request by writing to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Our Board of Directors regularly reviews corporate governance developments and modifies our committee charters and key practices and policies as our Board believes to be warranted.

Communications with our Board of Directors and Non-Employee Directors

        Any shareholder or other interested party that desires to communicate directly with our Board of Directors, any committee of the Board of Directors or our non-employee directors as a group may do so by addressing the communication in care of our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda with a request to forward the communication to the intended recipient. The Secretary's office opens all such correspondence and forwards it to the relevant director or group of directors, except for items unrelated to the functions of the Board, including business solicitations or advertisements.

Board of Directors' Role in Risk Oversight

        Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant committees of the Board that report on their deliberations to the full Board. The oversight responsibility of our Board of Directors and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks. Our Board of Directors and its committees oversee risks associated with their respective principal areas of focus, as summarized below.

Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosures, compliance, internal control over financial reporting, financial policies and credit and liquidity matters and our enterprise risk management program.

Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans, and leadership and succession planning.

Nominating, Governance and Corporate Responsibility Committee	Risks and exposures associated with corporate governance and sustainability.

Risk Committee	Risks associated with insurance and investment portfolios and investment guidelines, including credit, underwriting, pricing risk, market risk and liquidity risk.

Technology, Innovation and Operations Committee	Risks and exposures related to technology, innovation, data security and data privacy, and operations-related matters.

        We maintain an internal disclosure committee consisting of certain members of our executive management and senior employees. The disclosure committee meets at least quarterly to bring together representatives from our core business functions and employees involved in the preparation of our financial statements so that the group may discuss any issues of which the members are aware that should be considered for disclosure in our public SEC filings. The disclosure committee reports to our President and Chief Executive Officer and our Senior Vice President and Chief Financial Officer.

Director Compensation

        The Compensation Committee reviews and establishes the compensation of our non-employee directors. Our director compensation program is designed to compensate our non-employee directors for their service to the Company and the level of responsibility they have assumed in today's corporate governance environment.

        Our Compensation Committee retains the services of an independent compensation consultant, Korn Ferry, to review our non-employee director compensation program in comparison with market data. Each year the Compensation Committee, based on information provided by the independent compensation consultant, reviews the total annual compensation of the non-employee directors, with a goal of positioning director compensation at the median of our peer group at that time (for additional information regarding our peer group see below under "Executives and Executive Compensation—Compensation Discussion and Analysis—Peer Group Composition" on page 38). In August 2019, the Compensation Committee asked Korn Ferry to re-evaluate the compensation that we pay to our Board of Directors. Based on information provided by Korn Ferry, the Compensation Committee approved modest changes to our non-employee director compensation program commencing in 2020 in order to bring certain elements of the program closer in line with competitive market practices while continuing to position total annual compensation at the median of our peer group. Commencing in 2020, the annual cash retainer payable to each non-employee director was increased from $115,000 to $125,000 and the value of the annual equity award to be granted to each non-employee director was increased from $115,000 to $125,000.

        The compensation arrangements for the non-employee directors of the Board for 2019 and 2020 are described below. Mr. Casale, the Chairman of the Board of Directors and our President and Chief Executive Officer, does not receive additional compensation for serving as a member of our Board of Directors.

	2019	2020
Annual Cash Retainer	$115,000	$125,000
Additional Annual Cash Retainer for Board Committee Chairpersons:
Audit Committee	$25,000	$25,000
Compensation Committee	$25,000	$25,000
Nominating and Corporate Governance Committee	$15,000	$15,000
Technology, Innovation and Operations Committee	$20,000	$20,000
Risk Committee	$20,000	$20,000
Additional Annual Cash Retainer for Lead Independent Director	$25,000	$25,000
Annual Equity Award(1)	$115,000	$125,000

(1)
Award delivered in the form of restricted common share units granted under the Essent Group Ltd. 2013 Long-Term Incentive Plan, or 2013 Plan, on the date of our annual general meeting of shareholders, that vests on the first anniversary of the grant date. If a non-employee director joins our Board of Directors after the grant date for the annual equity award, such director will receive a prorated award based on the date that he or she joined our Board.

        Our non-employee directors are required to maintain certain ownership levels of our common shares during their service as described above on page 25.

        The following table sets forth compensation earned by our non-employee directors during the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Jane P. Chwick	115,000	115,009	—	—	—	731	230,740
Aditya Dutt	115,000	115,009	—	—	—	731	230,740
Robert Glanville	135,000	115,009	—	—	—	731	250,740
Angela L. Heise	115,000	115,009	—	—	—	731	230,740
Roy J. Kasmar	140,000	115,009	—	—	—	731	255,740
Allan Levine(3)	67,083	—	—	—	—	—	67,083
Douglas J. Pauls	140,000	115,009	—	—	—	731	255,740
William Spiegel	155,000	115,009	—	—	—	731	270,740

(1)
The amounts reported in this column represent the aggregate grant date fair value of the restricted common share units granted in 2019 computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. For additional information, including a discussion of the assumptions used to calculate these values, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. On May 1, 2019, each of our continuing non-employee directors received 2,432 restricted share units in respect of their Board service through our 2020 Annual General Meeting of Shareholders. All of such restricted share unit awards remained outstanding on December 31, 2019.

(2)
Represents the value of dividend equivalent rights credited in respect of unvested restricted common share unit awards pursuant to the terms of the applicable award agreements in connection with the payments of our quarterly dividends in the amount of $0.15 per share on September 16, 2019 and December 16, 2019.

(3)
Mr. Levine's service on our Board of Directors ended on May 1, 2019 when he did not stand for reelection at our 2019 Annual General Meeting of Shareholders, and as a result did not receive an annual equity grant in 2019.

Executives and Executive Compensation

Current Executive Officers

        The following are biographical summaries of our executive officers, except for Mr. Casale, whose biography is included in the section entitled "The Board of Directors and its Committees—Information Concerning Directors" above. Our executive officers are appointed by our Board of Directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal.

Lawrence E. McAlee
Senior Vice President and Chief Financial Officer since 2009 Age 56
 BACKGROUND

Mr. McAlee has over 25 years of experience in the areas of finance, accounting, controls and risk management. Between 2002 and 2009, Mr. McAlee held a series of senior management positions at Sovereign Bancorp, Inc., including serving as its chief accounting officer, general auditor and chief enterprise risk management officer. Prior to joining Sovereign, Mr. McAlee was a partner with Arthur Andersen LLP. Mr. McAlee holds a BS in accounting from St. Joseph's University and is a certified public accountant.

Vijay Bhasin
Senior Vice President and Chief Risk Officer since 2009 Age 55
 BACKGROUND

Mr. Bhasin has significant mortgage finance industry expertise, including multiple senior management positions specializing in mortgage risk. From 2006 to 2008, Mr. Bhasin served as a managing director of Countrywide Financial Corporation and Bank of America, with responsibility for economic capital assessment, asset liability management, counterparty credit risk measurement and structured credit analytics. Earlier in his career, Mr. Bhasin held management positions with the Federal Home Loan Mortgage Corporation (Freddie Mac), including serving as vice president overseeing development and implementation of a variety of mortgage credit and prepayment models. He has also held research positions with the Federal National Mortgage Association (Fannie Mae) and the Board of Governors of the Federal Reserve System. Mr. Bhasin holds a BS in mechanical engineering from the National Institute of Technology, Kurukshetra, India, an MBA in finance and marketing from Southern Illinois University, and a PhD in finance from Indiana University, Bloomington.

Jeff R. Cashmer
Senior Vice President and Chief Business Officer of Essent Guaranty, Inc., our mortgage insurance subsidiary, since 2009 Age 49
 BACKGROUND

Mr. Cashmer has more than 20 years of experience in mortgage finance, mortgage insurance and business development. From 2006 to 2009, Mr. Cashmer held several management positions with Radian Guaranty Inc., a mortgage insurance company, including most recently as Radian's executive vice president and chief operating officer, with responsibility for all operations, pricing and sales functions. He has also held other management positions within the mortgage insurance industry, including business development, capital markets, international business and strategic planning. Mr. Cashmer also worked at Household Finance Corporation, with roles in underwriting and quantitative marketing analytics. Mr. Cashmer holds a BS in finance from Illinois State University and an MBA from DePaul University's Kellstadt Graduate School of Business.

Christopher G. Curran
Senior Vice President of Corporate Development since 2011 Age 55
 BACKGROUND

Mr. Curran has more than 25 years of experience in mortgage banking and financial services in the areas of financial management, pricing, asset valuation, capital markets, operations and originations. Prior to working for Essent, Mr. Curran served as senior vice president of pricing and operations for Radian Guaranty, Inc., where he also led the capital markets group. He has also served in a variety of leadership positions with JP Morgan Chase and Advanta Corp. at both the corporate and business levels. Mr. Curran's areas of responsibility included residual and mortgage servicing valuation, investor relations, corporate development, secondary marketing and corporate controller. He began his career as a certified public accountant with Arthur Andersen LLP, specializing in financial services and securitization. Mr. Curran holds a BS in accounting from LaSalle University.

Mary Lourdes Gibbons
Senior Vice President, Chief Legal Officer and Assistant Secretary since 2008 Age 58
 BACKGROUND

Ms. Gibbons has more than 25 years of experience in the mortgage industry. From 2003 to 2008, Ms. Gibbons served as chief legal officer of Wilmington Finance, Inc., a mortgage lender. Ms. Gibbons began her career at the U.S. Bankruptcy Court and White and Williams LLP, a law firm. Ms. Gibbons' mortgage-related experience includes senior roles at ContiMortgage Corp. and Advanta Mortgage Corp. Ms. Gibbons holds a BS in marketing from St. Joseph's University and a JD from The Delaware Law School.

Joseph Hissong
Senior Vice President and the President of Essent Reinsurance Ltd., our Bermuda-based reinsurance company, since 2015 Age 56
 BACKGROUND

Mr. Hissong has over 25 years of experience, specializing in strategy development and executing upon new business initiatives associated with international reinsurance transactions and strategic investment opportunities. From 2013 to 2015, Mr. Hissong was president of Cartesian Re Management Company, an insurance linked securities manager. Prior to joining Cartesian Re, Mr. Hissong worked for PartnerRe, Ltd. from 2003 to 2013, most recently as its executive director and head of private equity/strategic investments, where he sponsored PartnerRe's original investment in Essent. Earlier in his career, Mr. Hissong served as a managing director of Swiss Re Financial Services Group and as a partner in the law firm LeBoeuf, Lamb, Greene & MacRae LLP. Mr. Hissong holds a BS in mathematics and philosophy from Fordham University and a JD from the University of Chicago Law School.

David B. Weinstock
Vice President and Chief Accounting Officer since 2009 Age 55
 BACKGROUND

Mr. Weinstock has over 25 years of experience in the areas of finance, accounting and controls. Between 1998 and 2009, Mr. Weinstock held a series of senior management positions at Advanta Corp., including serving as its chief accounting officer and vice president of investor relations. Prior to joining Advanta, Mr. Weinstock was a senior manager at Arthur Andersen LLP. Mr. Weinstock holds a BS in accounting from The Pennsylvania State University and is a certified public accountant.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis (CD&A) describes our executive compensation programs, including the oversight of such programs by our Compensation Committee and the rationale and processes used to determine the compensation for the company's named executive officers ("NEOs") and provides a detailed description of those programs. This CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section.

        This discussion focuses on the compensation provided to the company's NEOs during 2019, who were:

Name	Title
Mark A. Casale	Chairman of the Board of Directors, President and Chief Executive Officer
Lawrence E. McAlee	Senior Vice President and Chief Financial Officer
Vijay Bhasin	Senior Vice President and Chief Risk Officer
Jeff R. Cashmer	Senior Vice President and Chief Business Officer
Christopher G. Curran	Senior Vice President, Corporate Development

Executive Summary

        Consistent with prior years, our pay program continued to consist of three key elements significantly weighted to pay-for-performance: base salary and annual cash incentive tied to key operational and strategic goals; and long-term incentive awards linked to our common shares. This summary discusses compensation highlights from 2019.

Essent's 2019 Performance

New Insurance Written	• Increased new insurance written, or NIW, to $63.6 billion in 2019—an increase of $16.1 billion, or 33.9%, from the $47.5 billion in NIW that we generated in 2018.
Diluted Earnings Per Share	• $5.66 per share in 2019, exceeding our target level for 2019 by $0.46 per share.
Return on Average Equity	• Return on average equity for the year ended December 31, 2019 was 20.8%, exceeding our 19.5% target level for the year.
Bermuda-Based Reinsurance Business

•

As of December 31, 2019, Essent Reinsurance Ltd. provided insurance and reinsurance in connection with government-sponsored enterprises (GSEs) and other risk share transactions covering approximately $895 million of risk, an increase of 36.6% over 2018. Essent Reinsurance Ltd. also continues to reinsure 25% of our US-based mortgage insurance business.

Risk Mitigation

•

$473.2 million of aggregate excess of loss reinsurance coverage on an existing portfolio of mortgage insurance policies written in 2018 that was fully collateralized at inception by insurance linked notes issued by Radnor Re 2019-1 Ltd., a newly formed unaffiliated special purpose insurer domiciled in Bermuda;

•

$333.8 million of aggregate excess of loss reinsurance coverage on an existing portfolio of mortgage insurance policies written in 2015 and 2016 that was fully collateralized at inception by insurance linked notes issued by Radnor Re 2019-2 Ltd., a newly formed unaffiliated special purpose insurer domiciled in Bermuda;

•

$118.7 million of aggregate excess of loss coverage with a panel of reinsurance companies for the same 2018 portfolio providing coverage pari-passu to the coverage provided by Radnor Re 2019-1 Ltd; and

•

a quota share reinsurance transaction with a panel of third-party reinsurers covering 40% of risk on eligible single premium policies and 20% of risk on all other eligible policies written between September 1, 2019 and December 31, 2020.

Other Highlights	• Commenced payment of quarterly dividend of $0.15 per share in September 2019 (increased to $0.16 per share for the dividend paid in March 2020).
• In October 2019, Moody's upgraded the financial strength rating of Essent Guaranty, Inc. to A3 from Baa1.

Executive Compensation Highlights

        Consistent with our emphasis on performance-based compensation (see "—Compensation Philosophy" below), the actual incentive compensation paid to our named executive officers for 2019 was above target. The Compensation Committee of our Board of Directors, which we refer to as the "Compensation Committee" or the "Committee" in this CD&A, awarded each of our named executive officers above-target incentive compensation under our annual bonus plan for 2019, representing 163% of the annual incentive compensation target for Mr. Casale, 150% of the annual incentive compensation target for each of Messrs. McAlee, Bhasin and Curran, and 125% of the annual incentive compensation target for Mr. Cashmer.

        The Compensation Committee, with the assistance of its independent compensation consultant, engages in an ongoing review of our executive compensation program to determine that it supports the competitive compensation philosophy established by the Committee and ultimately serves the interests of our shareholders. For 2019, the Committee followed a similar process as it has used in prior years:

  •
  Process used for compensation determinations.  The Committee reviewed external market data presented by its independent compensation consultant to aid it in setting market-based compensation levels. The committee also considered individual and Company performance, skill sets, experience, leadership, growth potential and other business needs as well as current best practices and developments when making compensation decisions.

  •
  Total target cash compensation.  Total target cash compensation for 2019 continued to be targeted around the 25th percentile of our peer group (see "—Compensation Objectives and Principles" on page 39 for additional information).

  •
  Annual equity compensation.  We continued to make annual long-term equity incentive grants to our Chief Executive Officer and other named executive officers.

        As a result of this review, the Compensation Committee decided not to make any changes to the base salary, target annual incentive or target long-term incentive awards of our named executive officers for 2020. Our named executive officers, other than Mr. Casale (who received an adjustment to his salary, target annual incentive and target long-term equity incentive award commencing in 2019), have not received an adjustment to their target pay since 2018.

Advisory Vote on Compensation

        At our 2019 Annual General Meeting of Shareholders, our "say on pay" proposal resulted in a favorable vote from approximately 99% of the shares cast. Based on investor feedback, the continued high percentage of support was due to the appropriateness of the overall design of our compensation programs and our regular communications with our shareholders and responsiveness to shareholder feedback obtained through our regular engagement process. After consideration of the shareholder input we received, which in general supported the structure and design of our compensation plans and programs, particularly our emphasis on long-term equity awards, as well as our strong performance and management's and the compensation committee's assessment of the continuing success of our compensation programs, the compensation committee determined that the overall design of our compensation programs during 2019 would be maintained consistent with immediate past years. The Compensation Committee will continue to work to ensure that our executive officers' interests are aligned with our shareholders' interests to support long-term value creation and continue to strengthen the Company.

Executive Compensation Best Practices

        We maintain strong compensation governance practices that we believe support our pay-for-performance principles and align management incentives with the interests of our shareholders. We have adopted a number of "best practices" with respect to executive compensation, including:

What We Do		What We Don't Do
✓	A significant portion of target annual compensation for our named executive officers is "at-risk" compensation, including performance-based incentive and long-term equity-based awards.	✘	No significant perquisites.
✓	Maintain robust share ownership guidelines.	✘	No special retirement plans for our named executive officers.
✓	Double-trigger equity vesting in respect of time-based restricted common shares upon a change in control.	✘	No re-pricing of stock options without shareholder approval.
✓	Prohibit employees from hedging the value of our common shares.	✘	No tax gross-ups on excise taxes.
✓	Retain an independent compensation consultant to review our executive compensation program and practices.	✘	No dividends or dividend equivalents are paid in respect of unearned performance-based restricted common shares.
✓	Engage with our shareholders.
✓	Design our executive compensation programs to manage business and operational risk and to discourage short-term risk taking at the expense of long-term results.

Compensation Philosophy

        Our compensation philosophy centers upon:

  •
  attracting and retaining industry-leading talent to maximize shareholder value creation over the long-term by targeting compensation levels that are competitive when measured against other companies within our industry;

  •
  emphasizing performance-based compensation that appropriately rewards our executives for delivering financial, operational and strategic results that meet or exceed pre-established goals, as reflected in our performance-based annual incentive program as well as through the use of restricted common shares subject to performance-based vesting in our long-term incentive program;

  •
  rewarding individual performance and contribution to our success; and

  •
  aligning the interests of our executives with those of our shareholders and the long-term interests of the Company through equity ownership requirements and grants of equity-based awards.

Executive Compensation Participants

Compensation Committee—Role and Permitted Members

        The Compensation Committee oversees the compensation and benefit programs of our executive officers. The Committee is responsible for ensuring that our compensation policies and practices support the successful recruitment, development, and retention of executive talent and leadership required to achieve our business objectives. The responsibilities of the Compensation Committee include:

  •
  approving the goals and objectives relating to our Chief Executive Officer's compensation, evaluating the performance of our Chief Executive Officer in light of such goals and objectives, and setting the compensation of our Chief Executive Officer based on this evaluation;

  •
  approving the salaries and annual incentive awards of our other executive officers who report directly to our Chief Executive Officer, including each of our senior vice presidents as well as our vice president and chief accounting officer, taking into account the recommendation of our Chief Executive Officer and such other information as the compensation committee believes appropriate;

  •
  administering our equity incentive plans, including authorizing restricted common shares, restricted common share units, performance units, options and other equity-based awards under these plans;

  •
  retaining and terminating, in its sole discretion, third party consultants to assist in the evaluation of director and executive compensation (with sole authority to approve any such consultant's fees and other terms of engagement); and

  •
  assessing the appropriate structure and amount of compensation for our directors.

        The Compensation Committee is made up entirely of "independent" directors, consistent with the current listing standards of the NYSE. Each member of the Committee also qualifies as a "non-employee director" as defined under Section 16 of the Securities Exchange Act of 1934.

Role of Management and Chief Executive Officer in Compensation Decisions

        The Compensation Committee strongly believes in aligning the interests of our executives with those of our shareholders through an executive compensation program designed with input from our Chief Executive Officer who is in regular dialogue with the committee and, as appropriate, the committee's independent compensation consultant, regarding internal, external, cultural, business and motivational challenges and opportunities facing us and our executive talent. To that end, our management team analyzes, with assistance from the Committee's independent compensation consultant, trends and may recommend improvements to the compensation programs.

        Our Compensation Committee seeks the views of our Chief Executive Officer in setting and administering our executive compensation programs. In particular, at the beginning of each year, Mr. Casale, the Chairman of our Board of Directors and our Chief Executive Officer, oversees the development of corporate and individual goals for purposes of annual and long term compensation of each of our named executive officers (other than himself). These goals are derived from our corporate business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. The Compensation Committee reviews these goals with Mr. Casale, adopts revisions it deems appropriate and determines the final goals for compensation.

        Following the end of each year, Mr. Casale reviews with the Compensation Committee the achievement of corporate, business unit/regional and individual goals and the performance of each named executive officer (other than himself) and presents his recommendations (without any recommendation as to his own compensation) regarding base salary adjustments, annual bonus, and long-term equity awards for our named executive officers (other than his own) to ensure alignment of shareholder interests with each executive's goals as well as to reward the executive for their performance. Although the Committee receives management's input with respect to executive compensation, all decisions regarding compensation for our named executive officers are made by the Committee. With respect to the non-quantitative performance measures applicable to our named executive officers, the Compensation Committee relies heavily on the views of Mr. Casale (other than as to himself). As our Chief Executive Officer, Mr. Casale oversees the day to day performance of the other named executive officers. As such, our Compensation Committee believes that he is well positioned to evaluate their performance and make recommendations as to their overall compensation.

Independent Compensation Advisor

        The Compensation Committee has the power to hire and fire independent compensation consultants, legal counsel, or financial or other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of management of the Company. The Committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities. The Compensation Committee continued to retain Korn Ferry as its independent compensation consultant through 2019. Korn Ferry reports directly to, and is directly accountable to, the Committee, and the committee has the sole authority to retain, terminate and obtain the advice of Korn Ferry at the Company's expense. The Compensation Committee selected Korn Ferry as its consultant because of its expertise and reputation and the fact that Korn Ferry has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure that it maintains its independence. The Compensation Committee partnered with Korn Ferry throughout 2019 on executive compensation matters, including a review of the Company's compensation programs. The Committee, with the assistance of its independent compensation consultant, monitors market compensation practices and developments, as well as the appropriateness of the various components of the executive pay program, as our business progresses and evolves with anticipated growth and changing market conditions.

        The Compensation Committee annually assesses the independence of Korn Ferry pursuant to the rules of the SEC and the listing standards of the NYSE rules. In performing the annual independence assessment, the Committee considers various factors bearing on adviser independence, including the nature and amount of work performed for the Committee during the year, the nature of any unrelated services performed for the Company, the amount of fees paid for those services in relation to the firm's total revenues, the adviser's policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact the adviser's independence. Pursuant to SEC and NYSE rules, the Committee assessed the independence of Korn Ferry and determined that Korn Ferry's work for the committee has not raised any conflicts of interest. During 2019, we paid Korn Ferry approximately $64,000 in fees for its services to the compensation committee relating to executive and director compensation.

Peer Group Composition

        In making compensation decisions, the Compensation Committee considered competitive market data presented by its independent compensation consultant, including data derived from a peer group of companies approved by the committee.

        In selecting peers, the Compensation Committee seeks to maintain consistency from year to year, to the extent appropriate, and the Compensation Committee's intention is to update its peer group every other year (other than for events potentially calling for the immediate elimination of a peer group member, such as a merger, acquisition or bankruptcy of a peer group member). The Compensation Committee selected the members of this peer group based on the consideration of the size (measured by both revenue and market capitalization), industry, organizational complexity of each company, the companies that we compete with for experienced executives, and the recommendations of its independent compensation consultant.

        Based on the peer selection criteria listed above, the Compensation Committee made the following changes in November 2019 from the peer group that was used in 2018:

  •
  Assurant, Inc. was removed from the Company's peer group due to its large size and business fit considerations following Assurant's acquisition of The Warranty Group; and

  •
  one new peer group company, RenaissanceRe Holdings Ltd., was added due to its appropriate size relative to Essent and strong business fit.

        As a result of these changes, our peer group for purposes of evaluating compensation for 2019 consisted of the following 14 publicly traded companies:

• Arch Capital Group Ltd. • Assured Guaranty Corporation • Fidelity National Financial Inc. • First American Financial Corp. • Genworth Financial Inc. • Markel Corporation • MGIC Investment Corp.

•

Nationstar Mortgage Holdings Inc.

•

NMI Holdings, Inc.

•

PennyMac Financial Services, Inc.

•

Radian Group Inc.

•

RenaissanceRe Holdings Ltd.

•

Stewart Information Services Corp.

•

W. R. Berkley Corp.

Compensation Objectives and Principles

        The Compensation Committee believes that the establishment and maintenance of a competitive executive compensation program is in the best interests of our shareholders. Consistent with our compensation philosophy, the executive compensation program approved by the Compensation Committee is designed to facilitate the attraction and retention of top-caliber talent and to align the interests of our executives with those of our shareholders. For our fiscal year 2019:

  •
  target cash compensation of our named executive officers was determined to target generally the 25th percentile of our peer group (see "—Peer Group Composition" above); and

  •
  annual incentive opportunities for our named executive officers as a percentage of base salary were determined to target the 50th percentile (median) relative to our peer group.

Elements of Compensation

        In accordance with our overall compensation philosophy and program, executives are provided with a mix of base salary, annual incentives, long-term incentives, and retirement and welfare benefits. Our compensation philosophy places a greater portion of the potential compensation for each named executive officer "at risk" such that compensation will vary based on performance. The following table describes key elements of compensation and the philosophy behind providing each such element:

Compensation Element	Description	Philosophy Behind Providing Compensation Element
Annual Compensation:
Annual Base Salary	• Fixed component of annual cash compensation that reflects expertise and scope of responsibilities	• Attract and retain key talent • Provide financial certainty and stability • Recognition of individual performance
Performance-Based Annual Incentive	• Cash bonus plan based on performance relative to Company and individual objectives.

•

Incentivize and motivate our named executive officers to meet or exceed our pre-established annual performance goals

•

Attract and retain key talent

•

Reward team success

•

Align named executive officers' and shareholders' interests

•

Discourages excessive risk taking

Long-Term Compensation:
Long-Term Incentive Program	• A long-term incentive program using time-vested and performance-based restricted common share awards, with performance-vested awards subject to a multi-year performance period

•

Foster a focus on long-term Company performance and long-term success

•

Attract and retain key talent

•

Align named executive officers' and shareholders' interests

•

Discourages excessive risk taking

Other Executive Benefits:
Retirement Programs	• Participation in a 401(k) defined contribution plan, including a matching contribution of 100% of a participant's contribution up to 5% of the participant's compensation	• Attract and retain key talent • Provide income security for retirement
Perquisites	• Financial planning services • Diagnostic wellness examinations	• Assist with financial planning needs so executives can better focus on key responsibilities • Allow executives to focus on general health and well being

        The Compensation Committee reviews all elements that collectively contribute to total compensation rather than any specific formula to determine the allocation between performance-based and fixed compensation in making its decisions each year. This process ensures that judgments made in respect of any individual element of compensation are taken in the context of the total compensation that an individual receives, particularly the balance between base salary, annual incentives and long-term incentives.

Base Salary

        Base salaries are an important element of compensation and provide our executive officers with a fixed rate of cash compensation that is "non-variable" during the relevant period. In determining base pay, our compensation committee considers the executive's responsibilities, growth potential, individual performance against predetermined objectives, base salary competitiveness as compared to the external market, and our operating performance.

        Although the Compensation Committee targeted base salary for 2019 at the 25th percentile of our peer group (see "—Peer Group Composition" above), actual base salary may be above or below that percentile based on the Committee's review of the underlying scope of a named executive officer's responsibilities, individual performance and experience, internal pay equity, and retention concerns. The Compensation Committee strives to maintain base salaries at levels that will attract top talent, while linking a significant portion of an executive's total compensation opportunity to our success.

        The annual base salaries for our named executive officers for 2019 were:

Name	2019 Base Salary
Mark A. Casale	$925,000
Lawrence E. McAlee	$400,000
Vijay Bhasin	$450,000
Jeff R. Cashmer	$450,000
Christopher G. Curran	$400,000

Performance-Based Annual Incentive Compensation

        Our Board of Directors approved, and our shareholders first adopted, the Essent Group Ltd. Annual Incentive Plan in 2013, which we refer to as the "Annual Plan." The Annual Plan was re-approved by our shareholders at our 2017 Annual General Meeting of Shareholders.

        In 2019, incentive awards were made under our annual leadership bonus program pursuant to the Annual Plan. The Annual Plan is intended to advance the interests of the Company and its shareholders by:

  •
  providing those employees designated by the compensation committee, which may include our named executive officers, senior vice presidents, other senior executives, and other employees, incentive compensation tied to pre-established performance goals;

  •
  identifying and rewarding superior performance;

  •
  providing competitive compensation to attract, motivate, and retain outstanding employees who achieve superior performance for us; and

  •
  fostering accountability and teamwork throughout the Company.

        In accordance with the terms of the Annual Plan, the Compensation Committee established our fiscal year (which coincides with the calendar year) as the performance period, designated those executives eligible to participate, set the level of potential awards and determined the financial targets or other performance measures which, if attained, result in payment of awards under our annual leadership bonus program for 2019 (the "performance goals").

Performance Targets for Past Year/Performance Period

        The table below sets forth each named executive officer's 2019 threshold, target and maximum annual incentive opportunities under our annual leadership bonus program, expressed as a percentage of base salary.

2019 Annual Incentive Opportunity Expressed as a Percentage of Base Salary
Name	Threshold	Target	Maximum
Mark A. Casale	120%	160%	280%
Lawrence E. McAlee	75%	100%	175%
Vijay Bhasin	75%	100%	175%
Jeff R. Cashmer	75%	100%	175%
Christopher G. Curran	75%	100%	175%

        The weighting of corporate and individual performance goals for annual incentive compensation opportunities varies among our named executive officers.

2019 Annual Incentive Opportunity—Weighting of Goals
Name	Corporate Goals	Individual Goals
Mark A. Casale	100%	—
Lawrence E. McAlee	50%	50%
Vijay Bhasin	50%	50%
Jeff R. Cashmer	75%	25%
Christopher G. Curran	50%	50%

        We believe that our corporate and individual goals in concert help ensure that executives are focused on creating long-term value for our shareholders by effectively growing in a profitable manner with an emphasis on the long-term prospects of the Company.

        With respect to corporate goals, the annual incentive opportunity for 2019 was designed to focus our named executive officers on both quantitative and qualitative financial and strategic goals. The following table summarizes the corporate performance goals for 2019 applicable to our named executive officers. Management and the compensation committee view the substance and nature of the subjective corporate-level strategic accomplishments to be proprietary and sensitive.

2019 Annual Incentive Plan Performance Goals
Goal	Weighting	Threshold	Target	Maximum	Actual
New insurance written	30%	$35.0 billion	$40.0 billion	$48.0 billion	$63.6 billion
Diluted earnings per share	35%	$4.90	$5.20	$5.50	$5.66
Return on average equity for the year ended December 31, 2019	25%	18.5%	19.5%	20.5%	20.8%
Strategic accomplishments	10%	as determined by the Compensation Committee

        In determining the annual incentive award for each of our named executive officers (other than Mr. Casale), the Compensation Committee considered the achievement of the following individual performance goals:

Name	Individual Performance Goals
Lawrence E. McAlee

•

Collaborate with corporate development and legal to develop strategy for potential payment of dividends and/or for share repurchases.

•

Evaluate opportunities to enhance yield on investment portfolio

•

Support the Company's credit risk transfer efforts through a combination of insurance-linked notes, excess of loss reinsurance and quota share reinsurance.

•

Together with the legal department, manage the 2019 examination of Essent Guaranty by the Pennsylvania Insurance Department.

•

Review and enhance enterprise risk management governance and reporting.

•

Evaluate additional tools to increase the efficiency/productivity of the Company's finance function.

Vijay Bhasin

•

Support the deployment and operation of the Company's risk-based pricing engine.

•

Support the Company's credit risk transfer efforts through a combination of insurance-linked notes, excess of loss reinsurance and quota share reinsurance.

•

Refine internal pricing and risk modeling.

•

Collaborate with legal team to amend master policy to support new rescission relief principles.

•

Engage rating agencies to detail the Company's risk-based pricing engine and credit risk transfer program.

Jeff R. Cashmer

•

New insurance written of $19.5 billion in second half of 2019.

•

Reduce percentage of singles policies as part of NIW in 2019.

•

Increase number of quotes, unique users and unique branch submitters to the Company's risk-based pricing engine.

•

Optimize business development organization for expense of coverage.

•

Collaborate with marketing on the rollout of strategic initiatives to the business development team.

Christopher G. Curran

•

Lead management of corporate development framework.

•

Lead the Company's credit risk transfer efforts through a combination of insurance-linked notes, excess of loss reinsurance and quota share reinsurance.

•

Lead the development, successful execution and on-going management of an investor relations program relating to investors and reinsurers in the Company's credit risk transfer program.

•

Enhance the Company's equity investor relations communications.

•

Continue to enhance relationships with senior leadership at Fannie Mae and Freddie Mac.

        Based on the achievement of corporate and, as applicable, individual performance goals, the Compensation Committee approved annual incentive awards in the following amounts for each of our named executive officers, all of which was paid in cash.

Name	Target Annual Incentive Bonus - 2019	Annual Incentive Bonus Award - 2019	% of Target
Mark A. Casale	$1,480,000	$2,412,500	163%
Lawrence E. McAlee	$400,000	$600,000	150%
Vijay Bhasin	$450,000	$675,000	150%
Jeff R. Cashmer	$450,000	$562,500	125%
Christopher G. Curran	$400,000	$600,000	150%

Long-Term Equity Incentive Compensation

        Through our long-term equity incentive program, we provide our senior executives, including each of our named executive officers, the opportunity to earn equity awards which are in part contingent on the attainment of multi-year performance goals. Our long-term equity incentive awards provide balanced equity incentives that reward executive focus on delivering both financial results and long-term growth. Equity-based compensation is used in order to facilitate retention, provide long-term motivation and focus our executives on increasing shareholder value. In addition, we believe that our long-term equity incentive compensation program balances the risks associated with short-term incentive compensation that may reward behavior with short-term benefits that may be less beneficial over the long-term. The target long-term equity incentive awards are designed to achieve, when combined with the executive's base salary and target annual incentive compensation opportunity, total compensation at approximately the 50th percentile of comparable positions at peer group companies (see "—Peer Group Composition" above).

        For 2019, the target annual long term equity incentive award for each of Messrs. McAlee, Bhasin, Cashmer and Curran were set at 150%, 200%, 200% and 150%, respectively, of his annual base salary, with 50% of such award being subject to performance- and time-based vesting (75% for Mr. Casale) and 50% being subject to time-based vesting (25% for Mr. Casale) over a three-year period.

        The following table sets forth the annual long term equity incentive awards granted to our named executive officers in 2019:

Name	Restricted Shares Subject to Time-Based Vesting	Restricted Shares Subject to Time- and Performance- Based Vesting	Total Restricted Shares Granted
Mark A. Casale	25,394	76,181	101,575
Lawrence E. McAlee	7,321	7,321	14,642
Vijay Bhasin	10,981	10,981	21,962
Jeff R. Cashmer	10,981	10,981	21,962
Christopher G. Curran	9,761	9,761	19,522

        The time-vested restricted common shares vest in equal annual installments during the three-year period commencing on March 1, 2019, subject to the executive's continuous employment through each such vesting date. The performance-vested shares become earned upon the Company's achievement of the compounded annual book value per growth percentage set out in the following table (with straight line interpolation between the respective levels) during the three-year performance period commencing on January 1, 2019, and any earned shares will vest on March 1, 2022, subject to the executive's continuous employment through such date:

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
	<14%	—%
Threshold	14%	10%
	15%	35%
	16%	60%
	17%	85%
Maximum	>18%	100%

(*)
In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.

        All outstanding restricted common shares are eligible to participate in our quarterly dividends, with any dividends in respect of unvested shares retained by the Company until such time, if ever, as the underlying share is vested. Retained dividends made in cash will be deemed reinvested in notional common shares ("dividend equivalent rights") such that upon release and distribution of such retained dividend to the award holder, the executive will be entitled to receive on the date of such release an amount of cash or the number of whole shares or a combination thereof, as determined by our Compensation Committee, the aggregate fair value of which will be equal to the fair market value of the notional common share to which such released retained dividends relate.

Other Elements of Compensation

        As described below, we also provide certain retirement benefits and welfare benefits to our named executive officers.

Retirement Benefits

        Our eligible employees, including each of our named executive officers, are eligible to participate in a tax-qualified 401(k) retirement plan. In addition to being able to make contributions (up to tax law limits), participants are eligible for a Company matching contribution of 100% on their contributions up to 4% of their eligible compensation (increasing to 5% effective January 1, 2020). The matching contribution is provided on the same basis to our named executive officers as all other employees who participate in the plan. The amounts contributed to the 401(k) plan on behalf of each of the named executive officers are listed in the Summary Compensation Table elsewhere in this proxy statement.

Perquisites

        We do not have a formal perquisite policy and do not emphasize special perquisites for our executive officers, although the Compensation Committee periodically reviews perquisites for our named executive officers. Rather, there are certain specific perquisites we have agreed to compensate particular executives based on their specific situations. In particular, each of our named executive officers is entitled to participate in the Company's financial counseling and diagnostic wellness programs as in effect from time to time.

Medical and Other Welfare Benefits

        Our named executive officers, along with all of our other employees, are eligible to participate in medical, dental, life, accidental death and disability, long-term disability, short-term disability, and other employee benefits. The purpose of these plans is to provide competitive benefits to our employees and to help to attract and retain employees by offering a comprehensive package of benefits.

Termination, Severance and Change in Control Benefits

        The employment agreements with each of our named executive officers provide severance payments and benefits upon certain qualifying terminations of employment. In addition, upon certain qualifying terminations following, or in some circumstances upon the occurrence of, a change in control, our named executive officers may be entitled to receive certain vesting of their outstanding restricted common share awards pursuant to the terms of their respective employment agreement or the terms of our equity incentive plans.

        Based on the input of its independent compensation consultant, the Compensation Committee determined that these arrangements are appropriate and that the payments and benefits provided for under these arrangements upon certain qualifying terminations of employment or in connection with a change in control are consistent with market practice and essential in attracting and retaining key talent. In addition, the change in control provisions are significant to ensure that we have the continued attention and dedication of our executives during circumstances that could result in a change in control. These provisions are further described beginning on page 55 ("—Potential Payments and Benefits upon Termination or Change in Control").

Impact of FASB ASC Topic 718

        The accounting standards applicable to the various forms of long-term incentive plans under FASB ASC Topic 718 is one factor that the compensation committee and the Company consider in the design of long-term equity incentive programs. Other factors include the link to the performance that each vehicle provides, the degree of upside leverage and downside risk inherent in each vehicle, the impact on dilution and overhang that the vehicles have, and the role that each vehicle has in the attraction, retention, and motivation of our executive and key employee talent. The Company and its external financial advisors consider FASB ASC Topic 718 expense to ensure that it is reasonable, but expense will not be the most important factor in making decisions about awards under long-term incentive plans.

Tax Considerations and Deductibility of Compensation

        Beginning in 2019, because of changes made to Section 162(m) by the Tax Cuts and Jobs Act, performance-based compensation is generally subject to the $1 million limit in the same way as other compensation, and the covered employees for any fiscal year include any person who served as our Chief Executive Officer or Chief Financial Officer at any point during the fiscal year, any other person who is among the three highest compensated officers for the fiscal year and any other person who was a covered employee for any fiscal year beginning after December 31, 2016. Qualifying compensation that we pay under a binding contract that was in effect on November 2, 2017 and that is not materially modified after that date will continue to be exempt from the deduction limit under a transition rule.

        Our compensation philosophy strongly emphasizes performance-based compensation for our executive officers, which historically minimized the consequences of the Section 162(m) limit on deductibility. Regardless, the committee believed and continues to believe that the tax deduction limitation should not compromise its ability to design and maintain executive compensation arrangements necessary to attract and retain strong executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes, particularly given the changes to Section 162(m).

Share Ownership Guidelines

        Both our non-employee directors as well as our senior executives (which we define as our Chief Executive Officer and each of his direct reports and includes all of our named executive officers) are required to maintain certain ownership levels of common shares during their service (see "Corporate Governance—Share Ownership Guidelines" on page 24 for additional information).

No Hedging Policy

        Our named executive officers are prohibited from hedging their ownership or offsetting any decline in the market value of our common shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our common shares.

Compensation Committee Report

        We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        Compensation Committee of the Board of Directors

  Roy J. Kasmar, Chairman
  Douglas J. Pauls
  William Spiegel

Summary Compensation Table

        The following table sets forth information regarding the compensation awarded to, earned by, or paid to our named executive officers in fiscal years 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Mark A. Casale Chairman of the Board of Directors, President and Chief Executive Officer	2019 2018 2017	925,000 900,000 900,000	— — —	4,570,553 3,600,069 3,600,041	— — —	2,412,500 2,160,000 2,025,000	— — —	148,372 41,946 38,733	8,056,424 6,702,015 6,563,774
Lawrence E. McAlee Senior Vice President and Chief Financial Officer	2019 2018 2017	400,000 400,000 400,000	— — —	642,851 600,027 600,019	— —	600,000 640,000 600,000	— —	68,391 54,463 44,333	1,711,242 1,694,490 1,644,352
Vijay Bhasin Senior Vice President and Chief Risk Officer	2019 2018 2017	450,000 450,000 450,000	— — —	964,234 900,040 900,065	— — —	675,000 720,000 675,000	— — —	45,256 11,000 10,800	2,134,490 2,081,040 2,035,865
Jeff R. Cashmer Senior Vice President and Chief Business Officer	2019 2018 2017	450,000 450,000 450,000	— — —	964,234 900,040 900,065	— —	562,500 720,000 675,000	— —	32,537 18,670 35,852	2,009,271 2,088,710 2,060,917
Christopher G. Curran(4) Senior Vice President, Corporate Development	2019 2018	400,000 400,000	— —	854,889 600,027	— —	600,000 700,000	— —	28,315 30,029	1,883,205 1,730,056

(1)
The amounts reported in this column represents the aggregate grant date fair value of the share awards computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, if applicable. The value of restricted common shares that are subject to both time- and performance-based vesting conditions has been computed assuming the probable outcome of the performance conditions on the date of grant, which is also the highest level of performance for such awards. For additional information, including a discussion of the assumptions used to calculate these values, see "—Outstanding Equity Awards at Fiscal Year-End" below and Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)
The amounts reported in this column represent the cash portion of the annual bonuses earned by our named executive officers pursuant to our annual leadership bonus program pursuant to our Annual Plan. For additional information regarding our annual leadership bonus program and Annual Plan, see "—Narrative to Summary Compensation Table—Annual Leadership Bonus Plan."

(3)
The amounts reported in this column for 2019 include: (a) financial planning services and reimbursed legal fees of $49,200, $46,142, $9,214 and $4,600 paid on behalf of each of Messrs. Casale, McAlee, Cashmer and Curran, respectively; (b) matching 401(k) contributions of $11,200 on behalf of each of Messrs. Casale, McAlee, Bhasin and Curran and $6,750 on behalf of Mr. Cashmer; and (c) $10,588 and $17,483 paid on behalf of Mr. Casale and Mr. Bhasin, respectively, under the Company's diagnostic wellness program. In addition, in connection with the payments of our quarterly dividends in the amount of $0.15 per share on September 16, 2019 and December 16, 2019, our named executive officers were credited with dividend equivalent rights in respect of their unvested restricted common share awards pursuant to the terms of the applicable award agreements. The values of such dividend equivalent rights granted for each of the named executive officers is as follows: Mr. Casale: $77,384; Mr. McAlee: $11,049; Mr. Bhasin $16,573; Mr. Cashmer: $16,573; and Mr. Curran: $12,515.

(4)
Mr. Curran was not a named executive officer prior to 2018. In accordance with SEC regulations, only compensation information starting in the fiscal year in which an individual became a named executive officer is reported in the Summary Compensation Table.

Grants of Plan Based Awards Table

        The following table sets forth information regarding grants of plan-based awards to our named executive officers for the year ended December 31, 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option

	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Maximum (#)	Stock or Units (#)	Awards ($)(3)
Mark A. Casale	—		1,110,000	1,480,000	2,590,000	—	—	—	—
	2/6/2019		—	—	—	—	—	25,394	1,040,646
	3/20/2019	(4)	—	—	—	7,618	76,181	—	3,452,523
Lawrence E. McAlee	—		300,000	400,000	700,000	—	—	—	—
	2/6/2019		—	—	—	—	—	7,321	300,015
	3/20/2019	(4)	—	—	—	732	7,321	—	331,788
Vijay Bhasin	—		337,500	450,000	787,500	—	—	—	—
	2/6/2019		—	—	—	—	—	10,981	450,001
	3/20/2019	(4)	—	—	—	1,098	10,981	—	497,659
Jeff R. Cashmer	—		337,500	450,000	787,500	—	—	—	—
	2/6/2019		—	—	—	—	—	10,981	450,001
	3/20/2019	(4)	—	—	—	1,098	10,981	—	497,659
Christopher G. Curran			300,000	400,000	700,000	—	—	—	—
	2/6/2019		—	—	—	—	—	9,761	400,006
	3/20/2019	(4)	—	—	—	976	9,761	—	442,369

(1)
Represents the threshold, target and maximum value of annual incentive awards that could have been earned by our named executive officers under our annual leadership bonus program pursuant to our Annual Plan for the year ended December 31, 2019. For a discussion of the terms of our annual leadership bonus program and Annual Plan and the amounts earned thereunder by the named executive officers for 2019, see "—Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Annual Incentive Compensation" above.

(2)
The restricted common shares (plus any dividend equivalents received prior to vesting) are eligible to become earned as set forth in the table below based upon achievement of our compounded annual book value per share growth percentage during the three-year performance period commencing January 1, 2019. All restricted common shares that are earned will vest on March 1, 2022, subject to the executive's continuous employment through the applicable date.

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
	<14%	—%
Threshold	14%	10%
	15%	35%
	16%	60%
	17%	85%
Maximum	>18%	100%

  (*)
  In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.
(3)
The amounts reported in this column represent the aggregate grant date fair value of the share awards granted in 2019, computed in accordance with FASB ASC Topic 718. The value of restricted common shares that are subject to both time- and performance-based vesting conditions has been computed assuming the probable outcome of the performance conditions on the date of grant. For additional information, including a discussion of the assumptions used to calculate these values, see "—Outstanding Equity Awards at Fiscal Year-End" below and Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)
Represents time-based vesting restricted common shares granted to each of our named executive officers under our long-term equity incentive program. The time-based vesting restricted common shares (plus any dividend equivalents received prior to vesting) vest in three equal annual installments on each of March 1, 2020, 2021 and 2022, subject to the executive's continuous employment through each such date.

Narrative Disclosure to Summary Table and Grants of Plan-Based Award Table

Executive Employment Agreements

        Certain of the compensation awarded to, earned by, or paid to our named executive officers reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table above is provided pursuant to employment arrangements entered into with us and/or our affiliates. In connection with our initial public offering in November 2013, we and/or our affiliates entered into a new employment agreement with each of Messrs. Casale, McAlee, Bhasin, Cashmer and Curran, which replaced and superseded each of the executive's prior employment agreements with us and/or our affiliates.

        The current employment agreement with each of Messrs. Casale, McAlee, Bhasin, Cashmer and Curran has an initial term which expired on November 5, 2016 and automatically extends for successive one-year periods, unless at least 120 days prior to the expiration of the then current term either party to the agreement provides the other party with written notice of its intention not to renew the agreement.

        Under the terms of each executive's respective employment agreement, Messrs. Casale, McAlee, Bhasin, Cashmer and Curran are each entitled to annual base salaries, currently $925,000, $400,000, $450,000, $450,000 and $400,000, respectively.

        Each of our named executive officers are also eligible to receive an annual bonus based upon the achievement of corporate and individual performance objectives. Mr. Casale is entitled to a target annual bonus, currently equal to 160% of his annual base salary, while each of Messrs. McAlee, Bhasin, Cashmer and Curran are entitled to a target annual bonus, currently equal to 100% of his respective annual base salary. For a discussion of our annual bonus plan, see "—Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Annual Incentive Compensation" above. Pursuant to the employment agreements with our named executive officers, no less than 50% of any bonus will be paid in cash. For 2019, all of such annual bonuses payable to our named executive officers were paid solely in cash.

        Each of our named executive officers is also eligible to participate in our long-term incentive program. Pursuant to their employment agreements, each of our named executive officers is entitled to a target opportunity under our long-term incentive program. See "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information.

        Our named executive officers are also entitled to participate in health, insurance, retirement and other benefits on no less favorable terms to similarly situated employees.

        For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under these employment arrangements, see "—Potential Payments upon Termination or Change in Control" below.

Indemnification

        Our Bye-laws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Bermuda law.

        We have entered into agreements to indemnify each of our directors and officers. These agreements provide for indemnification of our directors and officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person's services as our director or officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our request.

        We believe that these bye-law provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

        We also maintain standard policies of insurance that provide coverage (i) to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding equity awards of our common shares held by each of our named executive officers as of December 31, 2019.

	Stock Awards

Name	Grant Date		Number of Shares or Units that have not Vested (#)(1)		Market Value of Shares or Units that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(2)
Mark A. Casale	3/20/2019	(3)	—		—	76,629	3,983,935
	2/6/2019	(4)	25,543		1,327,996	—	—
	2/7/2018	(5)	13,407		697,049	—	—
	2/7/2018	(5)	—		—	60,327	3,136,380
	2/8/2017	(6)	8,318		432,433	—	—
	2/8/2017	(6)	74,838	(7)	3,890,849	—	—
Lawrence E. McAlee	3/20/2019	(3)	—		—	7,364	382,857
	2/6/2019	(4)	7,364		382,857	—	—
	2/7/2018	(5)	4,469		232,350	—	—
	2/7/2018	(5)	—		—	6,703	348,498
	2/8/2017	(6)	2,773		144,179	—	—
	2/8/2017	(6)	8,316	(7)	432,328	—	—
Vijay Bhasin	3/20/2019	(3)	—		—	11,046	574,259
	2/6/2019	(4)	11,046		574,259	—	—
	2/7/2018	(5)	6,704		348,551	—	—
	2/7/2018	(5)	—		—	10,055	522,747
	2/8/2017	(6)	4,159		216,243	—	—
	2/8/2017	(6)	12,474	(7)	648,518	—	—
Jeff R. Cashmer	3/20/2019	(3)	—		—	11,046	574,259
	2/6/2019	(4)	11,046		574,259	—	—
	2/7/2018	(5)	6,704		348,551	—	—
	2/7/2018	(5)	—		—	10,055	522,747
	2/8/2017	(6)	4,159		216,243	—	—
	2/8/2017	(6)	12,474	(7)	648,518	—	—
Christopher G. Curran	3/20/2019	(3)	—		—	9,818	510,458
	2/6/2019	(4)	9,818		510,458	—	—
	2/7/2018	(5)	4,469		232,350	—	—
	2/7/2018	(5)	—		—	6,703	348,498
	2/8/2017	(6)	2,773		144,179	—	—
	2/8/2017	(6)	8,316	(7)	432,328	—	—

(1)
Amounts also include dividend equivalent rights granted to the executive pursuant to the terms of the award agreements governing each restricted common share to reflect the payment of dividends on our common shares. Each dividend equivalent right is deemed notionally invested in our common shares and vests on the same terms as the restricted common share to which it relates.

(2)
The dollar amounts shown were calculated based on the closing price of our common shares on the NYSE on December 31, 2019 of $51.99.

(3)
On March 20, 2019, each of our named executive officers were granted restricted common share awards subject to time- and performance-based vesting. These restricted common shares are eligible to become earned, as set forth in the table below, based upon achievement of our compounded annual book value per share growth percentage during the three-year performance period commencing January 1, 2019. Any shares which become earned will vest on March 1, 2022, subject to the executive's continuous employment through such date:

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
	<14%	—%
Threshold	14%	10%
	15%	35%
	16%	60%
	17%	85%
Maximum	>18%	100%
(4)
On February 6, 2019, each of our named executive officers were granted restricted common share awards subject to solely time-based vesting. These shares vest in three equal annual installments on each of March 1, 2020, March 1, 2021 and March 1, 2022, subject to the executive's continuous employment through each such vesting date.

(5)
On February 7, 2018, each of our named executive officers were granted restricted common share awards. A portion of the restricted common shares granted are subject to solely time-based vesting. The remaining unvested portion of these restricted common shares vest in two equal annual installments on each of March 1, 2020 and March 1, 2021, subject to the executive's continuous employment through each such vesting date. A portion of the restricted common shares granted are subject to time-and performance-based vesting. These restricted common shares are eligible to become earned, as set forth in the table below, based upon achievement of our compounded annual book value per share growth percentage during the three-year performance period commencing January 1, 2018. Any shares which become earned will vest on March 1, 2021, subject to the executive's continuous employment through such date:

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
	<15%	—%
Threshold	15%	25%
	16%	50%
	17%	75%
Maximum	>18%	100%

  (*)
  In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.

The number and market value of the unearned restricted common shares subject to time- and performance-based vesting included in the table above assumes maximum performance has been achieved.

(6)
On February 8, 2017, each of our named executive officers were granted restricted common share awards. A portion of the restricted common shares granted are subject to solely time-based vesting. The remaining unvested portion of these restricted common share awards vested on March 1, 2020. A portion of the restricted common shares granted are subject to time- and performance-based vesting. The restricted common shares are eligible to become earned, as set forth in the table below, based upon achievement of our compounded annual book value per share growth percentage during the three-year performance period commencing January 1, 2017. Any shares which become earned vested on March 1, 2020, subject to the executive's continuous employment through such date:

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(*)
	<16%	—%
Threshold	16%	25%
	17%	50%
	18%	75%
Maximum	>19%	100%

  (*)
  In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.

On February 12, 2020, our Board of Directors certified that the maximum compounded annual book value per share growth for the three-year performance period commencing January 1, 2017 had been achieved.

(7)
Because the three-year performance period commencing January 1, 2017 is complete, the number of shares earned is reported in the "Number of Shares or Units of Stock That Have Not Vested" column based on the actual achievement of compounded book value per share growth.

Option Exercises and Stock Vested

        The following table sets forth certain information regarding the exercise of stock options and shares acquired upon vesting by our named executive officers during the year ended December 31, 2019.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Mark A. Casale	—	—	198,160	8,657,610
Lawrence E. McAlee	—	—	14,411	629,617
Vijay Bhasin	—	—	21,797	952,311
Jeff R. Cashmer	—	—	21,797	952,311
Christopher G. Curran	—	—	13,552	592,087

(1)
Represents the aggregate market value of the shares on the vesting date.

Pension Benefits

        The Company does not currently have in place any defined benefit pension plans or other benefit plans providing specified retirement payments and benefits for employees.

Non-Qualified Deferred Compensation

        The Company does not currently have in place any non-qualified defined contribution or other non-qualified deferred compensation plans for the benefit of employees.

Potential Payments upon Termination or Change in Control

        We do not maintain any severance or change in control plans. However, pursuant to the terms of their employment agreements and certain of their restricted common share award agreements, our named executive officers are eligible to receive severance and other benefits in the case of certain qualifying terminations of employment or in connection with a change in control.

Employment Agreements

        Under the employment agreements with each of our named executive officers, certain payments will be made and certain benefits will be provided in connection with certain terminations of employment.

        Upon a named executive officer's termination of employment by the Company without "cause" (as defined in the applicable employment agreement) or by the named executive officer for "good reason" (as defined in the applicable employment agreement), in addition to any accrued or earned but unpaid amounts, subject to the execution of a general release of claims in favor of the Company and its affiliates, the named executive officer will be entitled to receive:

  •
  a lump sum payment equal to 2 times, with respect to Mr. Casale, and 1.5 times, with respect to Messrs. McAlee, Bhasin, Cashmer and Curran, the sum of his then current annual base salary and target annual bonus for the fiscal year in which the date of termination occurs, payable as soon as reasonably practicable following the date of termination;

  •
  the executive's annual bonus for the year in which the termination date occurs, based on achievement of applicable performance goals, prorated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to other senior executive officers of the Company;

  •
  subject to the executive's election of COBRA continuation coverage, provided the executive does not become eligible to receive comparable health benefits through a new employer, a monthly cash payment equal to the monthly COBRA premium cost for current coverage for the 24-month period, with respect to Mr. Casale, and the 18-month period, with respect to Messrs. McAlee, Bhasin, Cashmer and Curran, following the date of termination;

  •
  outplacement services at a level commensurate with the executive's position in accordance with our practices as in effect from time to time;

  •
  vesting of any equity grant and other long-term incentive award previously granted to the executive that is subject to service-based vesting or service requirements, that would have vested during the 24-month period, for Mr. Casale, and the 18-month period, with respect to our other named executive officers, following the date of termination; provided, that if such termination follows a "change of control" (as defined in the applicable employment agreement) such awards will become fully vested on the date of termination of the executive's employment; and

  •
  vesting of any performance-based equity grant and other long-term incentive award that has not been earned as of the date of termination, which will remain outstanding through the completion of the applicable performance period and will be earned on a prorated basis (based on the period from the commencement of the applicable performance period through the date of termination) based on the actual performance for the applicable performance period.

        Upon a named executive officer's termination of employment due to death or as a result of "disability" (as defined in the applicable employment agreement), in addition to any accrued or earned but unpaid amounts, subject to the execution of a general release of claims in favor of the Company and its affiliates, the named executive officer (or his estate) will be entitled to receive:

  •
  vesting of any equity grant and other long-term incentive award previously granted to the executive that is subject to service-based or service requirements; and

  •
  vesting of any performance-based equity grant and other long-term incentive award that has not been earned as of the date of termination, which will remain outstanding through the completion of the applicable performance period and will be earned on a prorated basis (based on the period from the commencement of the applicable performance period through the date of termination) based on the actual performance for the applicable performance period.

        Each named executive officer's employment agreement subjects him or her to customary confidentiality restrictions that apply during his employment and indefinitely thereafter, and provides that during his employment, and for a period of 18 months, with respect to Messrs. McAlee, Bhasin, Cashmer and Curran, and 24 months, with respect to Mr. Casale, thereafter, each executive will be subject to non-competition and non-interference covenants. Generally, the non-competition covenant prevents the executive from engaging in mortgage insurance or reinsurance or any business activities in which we or any of our affiliates are engaged (or has committed plans to engage) during executive's employment, and the non-interference covenant prevents the executive from soliciting or hiring our employees or those of our affiliates and from soliciting or inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business with us, or reduce the amount of business conducted with, us or our affiliates, or in any manner interfering with our relationship with such parties.

Plan Awards

        The award agreements governing the time- and performance-based restricted common share grants issued to our named executive officers provide that if a change in control event occurs:

  •
  on or following the completion of the applicable performance period, all of the named executive officer's then-unvested shares earned under the award will immediately vest; and

  •
  prior to the completion of the applicable performance period, the number of shares which become earned under the award will be based on the "target" level performance metric to which the award is subject:

  •
  if the acquiring entity in the change in control event does not assume the award, then such earned shares will become immediately vested; or

  •
  if the acquiring entity in the change in control event does assume the award, then such earned shares shall be converted into a number of time-based restricted shares of the acquiring entity that have a fair market value equal to such earned shares as of the date of the change in control (provided that the acquiring entity's shares are publicly traded), with such shares vesting on the earlier of (i) the last day of the performance period to which the original performance-based award was subject, and (ii) the termination of the executive's employment with the acquiring company without cause by the acquiring company or for good reason by the awardee.

        The following table sets forth for each named executive officer an estimate of the payments and benefits that would be paid under each element of our compensation program assuming that such named executive officer's employment terminated or the change in control occurred on December 31, 2019 using a closing share price of $51.99 on December 31, 2019. The amounts in the following tables are calculated pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Name	Cash Severance Payment(1) ($)	Bonus Payment(1) ($)	Health Insurance Coverage ($)	Outplacement Services ($)	Accelerated Time-Based Restricted Common Shares ($)		Accelerated Performance- Based Restricted Common Shares ($)		Total ($)
Mark A. Casale
Voluntary termination for good reason or involuntary termination without cause	4,810,000	1,480,000	44,068	30,000	2,014,742	(2)	7,309,406	(4)	15,688,216
Change in control but no termination	—	—	—	—	—		11,011,164	(5)(6)	11,011,164
Voluntary termination for good reason or involuntary termination without cause following a change in control	4,810,000	1,480,000	44,068	30,000	2,457,477	(3)	11,011,164	(5)	19,832,709
Termination for disability or upon death	—	—	—	—	2,457,477	(3)	7,309,406	(4)	9,766,883
Lawrence E. McAlee
Voluntary termination for good reason or involuntary termination without cause	1,200,000	400,000	25,325	20,000	631,732	(2)	792,243	(4)	3,069,300
Change in control but no termination	—	—	—	—	—		1,163,683	(5)(6)	1,163,683
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,200,000	400,000	25,325	20,000	759,385	(3)	1,163,683	(5)	3,568,393
Termination for disability or upon death	—	—	—	—	759,385	(3)	792,243	(4)	1,551,628
Vijay Bhasin
Voluntary termination for good reason or involuntary termination without cause	1,350,000	450,000	—	20,000	947,597	(2)	1,188,382	(4)	3,955,979
Change in control but no termination	—	—	—	—	—		1,745,524	(5)(6)	1,745,524
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,350,000	450,000	—	20,000	1,139,052	(3)	1,745,524	(5)	4,704,576
Termination for disability or upon death	—	—	—	—	1,139,052	(3)	1,188,382	(4)	2,327,434
Jeff R. Cashmer
Voluntary termination for good reason or involuntary termination without cause	1,350,000	450,000	33,051	20,000	947,597	(2)	1,188,382	(4)	3,989,030
Change in control but no termination	—	—	—	—	—		1,745,524	(5)(6)	1,745,524
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,350,000	450,000	33,051	20,000	1,139,052	(3)	1,745,524	(5)	4,737,627
Termination for disability or upon death	—	—	—	—	1,139,052	(3)	1,188,382	(4)	2,327,434
Christopher G. Curran
Voluntary termination for good reason or involuntary termination without cause	1,200,000	400,000	33,051	20,000	716,764	(2)	834,773	(4)	3,204,588
Change in control but no termination	—	—	—	—	—		1,291,284	(5)(6)	1,291,284
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,200,000	400,000	33,051	20,000	886,987	(3)	1,291,284	(5)	3,831,322
Termination for disability or upon death	—	—	—	—	886,987	(3)	834,773	(4)	1,721,760

(1)
Based on each named executive officer's bonus under our annual leadership bonus program at the target level, which is 160% of Mr. Casale's base salary for 2019 of $925,000, and 100% of the base salary of each of Messrs. McAlee, Bhasin, Cashmer and Curran for 2019 of $400,000, $450,000, $450,000 and $400,000, respectively.

(2)
Represents the value of accelerating the vesting of unvested time-based restricted common share awards, including dividend equivalent rights granted pursuant to the terms of the award agreements governing the restricted common shares. This value is determined for each of our named executive officers by multiplying (i) the number of unvested time-based restricted common shares and related dividend equivalent units held by each of our named executive officers that would have vested during the 18-month (or, for Mr. Casale, 24-month) period following the date of termination, by (ii) $51.99, the closing price of our common shares on the NYSE on December 31, 2019.

(3)
Represents the value of accelerating the vesting of unvested time-based restricted common share awards, including dividend equivalent rights granted pursuant to the terms of the award agreements governing the restricted common shares. This value is determined for each of our named executive officers by multiplying (i) the number of unvested time-based restricted common shares and related dividend equivalent units held by each of our named executive officers on December 31, 2019, by (ii) $51.99, the closing price of our common shares on the NYSE on December 31, 2019.

(4)
Represents the value of accelerating the vesting of performance-based restricted common share awards, including dividend equivalent rights granted pursuant to the terms of the award agreements governing the restricted common shares. This value is determined for each of our named executive officers by multiplying: (i) (x) the number of unvested performance-based restricted common shares and related dividend equivalent units held by each of our named executive officers outstanding on December 31, 2019 (which, for shares that have not yet been earned, assumes the maximum number of shares that may be earned), multiplied by (y) $51.99, the closing price of our common shares on the NYSE on December 31, 2019, by (ii) a fraction equal to (a) the number of days which elapsed during the applicable performance period prior to the date of termination or the change in control, as applicable, by (b) 1,095.

(5)
For performance-based awards granted prior to 2019, represents the value of accelerating the vesting of performance-based restricted common share awards, including dividend equivalent rights granted pursuant to the terms of the award agreements governing the restricted common shares. This value is determined for each of our named executive officers by multiplying (i) the number of unvested performance-based restricted common shares and related dividend equivalent units held by each of our named executive officers outstanding on December 31, 2019 (which, for shares that have not yet been earned, assumes the maximum number of shares that may be earned), by (ii) $51.99, the closing price of our common shares on the NYSE on December 31, 2019.

(6)
For performance-based restricted common share awards, assumes that the acquiring entity in the change in control transaction does not assume any performance-based restricted common share awards outstanding prior to the transaction, resulting in the maximum number of shares that may be earned under such awards becoming vested upon such change in control.

CEO Pay Ratio

        The disclosure of CEO pay ratio is required under the Dodd-Frank Act. Our CEO to median employee pay ratio is calculated in accordance with SEC requirements. We identified the median employee by examining the annual total compensation for all employees, excluding our CEO, who were employed by us on December 31, 2019, the last day of our last completed fiscal year. To identify the median of the annual total compensation of all our employees in 2019, as well as to determine the annual total compensation of our median employee and our CEO for 2019, we took the following steps:

  •
  For U.S. based employees, we compared the amount of salary, wages and tips of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2019.

  •
  For Bermuda based employees, we estimated the total compensation that would have been reported for such employees on a Form W-2 for 2019 had each of those employees been employed in the United States.

  •
  Because equity awards are widely distributed to our employees, we have included the value of equity shares the vested in 2019 in our compensation measure in the amounts reported in our employees' Form W-2s for the year.

  •
  Once we identified our median employee, we combined all of the elements of such employee's compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $107,395, which was used to determine the ratio above.

        After identifying the median employee based on annual total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2019 Summary Compensation Table that appears earlier in this proxy statement.

        Our CEO pay is designed to provide a competitive CEO pay package with significant performance-based pay in a highly competitive CEO talent market. Median employee pay represents our compensation to employees at various rates based on competitive labor markets. The table below sets forth: (i) the annual total compensation of our CEO; (ii) the median of the annual total compensation of all of our employees, excluding our CEO, who were employed by us on December 31, 2019; and (iii) the ratio of our CEO's annual total compensation to the median of the annual total compensation of all other employees. As indicated in the table, the ratio of our CEO's annual total compensation to the median annual total compensation of all other employees is 75:1.

Principal Position	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
CEO	925,000	4,570,553	2,412,500	148,372	8,056,424
Median Employee	90,821	—	13,019	3,555	107,395
CEO to Median Employee Ratio			75 : 1

Common Share Ownership by Directors and Executive Officers

        The following table sets forth information as of April 9, 2020 regarding the beneficial ownership of our common shares by (1) each of our directors and nominees, (2) each of our named executive officers, and (3) all of our directors and executive officers as a group. To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

        The address for all beneficial owners in the table below is c/o Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

Name of Beneficial Owner	Shares Owned	Percentage(7)
Mark A. Casale(1)	1,707,057	1.7%
Lawrence E. McAlee(2)	189,649	*
Vijay Bhasin(3)	172,446	*
Jeff R. Cashmer(4)	116,113	*
Christopher G. Curran(5)	156,435	*
Jane P. Chwick(6)	5,661	*
Aditya Dutt(6)	27,720	*
Robert Glanville(6)	36,188	*
Angela L. Heise(6)	5,661	*
Roy J. Kasmar(6)	24,352	*
Douglas J. Pauls(6)	27,181	*
William Spiegel(6)	27,720	*
All directors and executive officers as a group (15 persons)	2,785,710	2.8%

*
Represents beneficial ownership of less than 1%.

(1)
The total shares held by Mr. Casale include (i) 196,751 outstanding restricted common shares subject to time- and performance-based vesting that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 43,795 restricted common shares subject to time-based vesting.

(2)
The total shares held by Mr. McAlee includes (i) 19,808 outstanding restricted common shares subject to time- and performance-based vesting, that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 12,926 outstanding restricted common shares subject to time-based vesting.

(3)
The total shares held by Mr. Bhasin includes (i) 29,712 outstanding restricted common shares subject to time- and performance-based vesting, that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 19,390 outstanding restricted common shares subject to time-based vesting.

(4)
The total shares held by Mr. Cashmer includes (i) 29,712 outstanding restricted common shares subject to time- and performance-based vesting, that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 19,390 outstanding restricted common shares subject to time-based vesting.

(5)
The total shares held by Mr. Curran includes (i) 24,189 outstanding restricted common shares subject to time- and performance-based vesting, that are eligible to be earned and vest if maximum performance is achieved (see "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation" above for additional information), and (ii) 16,494 outstanding restricted common shares subject to time-based vesting.

(6)
Includes 2,447 shares subject to a restricted common share unit award which will vest within 60 days of April 9, 2020.

(7)
Based on a total of 98,601,625 common shares issued and outstanding as of April 9, 2020.

Principal Beneficial Owners of Shares

        To the best of the Company's knowledge, the only beneficial owners of 5% or more of the outstanding Common Shares as of December 31, 2019 are set forth below.

Name of Beneficial Owner	Shares Owned	Percentage(5)
Capital Research Global Investors(1)	9,567,821	9.7%
The Vanguard Group, Inc.(2)	9,135,258	9.3%
FMR LLC(3)	8,822,711	8.9%
BlackRock, Inc.(4)	7,801,470	7.9%

(1)
Information regarding beneficial ownership of our common shares by Capital Research Global Investors is included herein based on a Schedule 13G/A filed with the SEC on February 14, 2020, relating to such shares beneficially owned as of December 31, 2019. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(2)
Information regarding beneficial ownership of our common shares by The Vanguard Group, Inc. and certain related entities is included herein based on a Schedule 13G filed with the SEC on February 11, 2020, relating to such shares beneficially owned as of December 31, 2019. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Information regarding beneficial ownership of our common shares by FMR LLC is included herein based on a Schedule 13G/A filed with the SEC on February 13, 2020, relating to such shares beneficially owned as of December 31, 2019. The address for FMR LLC is 243 Summer Street, Boston, MA 02210.

(4)
Information regarding beneficial ownership of our common shares by BlackRock, Inc. and certain related entities is included herein based on a Schedule 13G/A filed with the SEC on February 5, 2020, relating to such shares beneficially owned as of December 31, 2019. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
Based on a total of 98,601,625 common shares issued and outstanding as of April 9, 2020.

Proposal No. 2: Re-appointment of Independent Registered Public Accounting Firm and Referral of the Determination of the Auditors' Compensation to the Board of Directors

        Upon the recommendation of our Audit Committee, our Board of Directors proposes that our shareholders re-appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm to serve for the year ended December 31, 2020 and until the 2021 Annual General Meeting of Shareholders. A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make any statement he or she may desire and to respond to appropriate questions from shareholders. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors' compensation to our Board of Directors.

        In deciding to recommend the re-appointment of PricewaterhouseCoopers LLP, our audit committee noted that there were no auditor independence issues raised with PricewaterhouseCoopers LLP.

        Our Audit Committee reviews audit and non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees charged by PricewaterhouseCoopers LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. Additional information concerning the Audit Committee and its activities with PricewaterhouseCoopers LLP can be found under "Corporate Governance—Meetings and Committees of our Board of Directors—Audit Committee" in this proxy statement.

Required Vote and Recommendation

        Re-appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast on the matter. If our shareholders do not vote to re-appoint PricewaterhouseCoopers LLP, our audit committee will reconsider the re-appointment of PricewaterhouseCoopers LLP. Even if our shareholders do vote to re-appoint PricewaterhouseCoopers LLP, our audit committee retains the discretion to reconsider its re-appointment if the audit committee believes it necessary to do so in the best interest of us and our shareholders.

        The Board of Directors recommends a vote FOR the re-appointment of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm to serve for the year ended December 31, 2020 and until the 2021 Annual General Meeting of Shareholders and the referral of the determination of the auditors' compensation to our Board of Directors.

Fees Paid to Independent Registered Public Accounting Firm

        Aggregate fees for professional services rendered to us or on our behalf by PricewaterhouseCoopers LLP for the years ended December 31, 2018 and 2019 are as follows:

	2018	2019
Audit Fees	$917,400	$1,042,054
Audit-Related Fees	$180,527	$299,300
Tax Fees	$221,726	$695,820
All Other Fees	$—	$—

        Audit Fees. Audit fees for 2018 and 2019 were for professional services rendered for the audits of our consolidated financial statements, review of the interim consolidated financial statements, and services that generally only the independent registered public accounting firm can reasonably provide, including statutory audits, consents and assistance with and review of documents filed with the state insurance commissions.

        Audit-Related Fees. Audit related fees for 2018 and 2019 are fees billed assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not reported under "Audit Fees", including services related to consultation on reporting matters. Audit-related fees for 2018 and 2019 include professional services rendered in connection with an independent auditors report on service related controls. Audit-related fees for 2018 and 2019 also include professional services rendered in connection with reinsurance transactions.

        Tax Fees. Tax fees for 2018 and 2019 were for compliance, tax advice, and tax planning.

        All Other Fees. There were no other fees paid for 2018 and 2019.

Pre-Approval of Services

        All services provided by PricewaterhouseCoopers LLP in the years ended December 31, 2018 and 2019 were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services. The audit services provided by PricewaterhouseCoopers LLP are approved in advance by the Audit Committee. Under its pre-approval policy, the Audit Committee has delegated authority to its chairman to pre-approve audit-related and non-audit services the cost of which will not exceed $25,000; provided, that the chairman is required to report any pre-approval decisions to the Audit Committee at its next meeting. Any services that exceed the pre-approved dollar limit require specific pre-approval by the Audit Committee. The engagement of PricewaterhouseCoopers LLP for non-audit accounting and tax services is limited to circumstances where these services are considered to be integral to the audit services that PricewaterhouseCoopers LLP provides or where there is another compelling rationale for using PricewaterhouseCoopers LLP. All audit, audit-related and permitted non-audit services for which PricewaterhouseCoopers LLP was engaged were pre-approved by the audit committee in compliance with applicable SEC requirements.

        We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or any of our subsidiaries.

Report of the Audit Committee

        The Audit Committee of our Board of Directors assists our Board of Directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee's charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.

        In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2019 with management and with our independent registered public accounting firm. In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm's communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm that firm's independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

        Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC.

        Audit Committee of the Board of Directors

  Douglas J. Pauls, Chairman
  Aditya Dutt
  Robert Glanville

Proposal No. 3: Advisory Vote on Executive Compensation

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.

        As described in detail above under the heading "Executives and Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to attract, retain and motivate our named executive officers who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased shareholder value. Please read the "Compensation Discussion and Analysis" and the "Summary Compensation Table" and related information in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2019.

        We are asking our shareholders to indicate their support for the compensation of our named executive officer as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote "FOR" the following resolution at the Annual Meeting:

    "RESOLVED, that the Company's shareholders approve, on a non-binding, advisory basis, the compensation paid to our named executive officers, as disclosed in the Company's Proxy Statement for the 2020 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

        Although the "say-on-pay" vote is advisory, and therefore not binding on us, we value the opinions of our shareholders and we will consider the outcome of the vote when making future compensation decisions.

        The Board of Directors unanimously recommends a vote "FOR" the approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

Additional Information

Certain Relationships and Related Party Transactions

        We have adopted a related person transactions policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee. Subject to certain exceptions, any request for us to enter into a transaction with an executive officer, director, principal shareholder or any of such persons' immediate family members, in which the amount involved exceeds $120,000, will be required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person's interest in the transaction and, if applicable, the impact on a director's independence. Under the policy, if we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

        Other than compensation agreements and other arrangements which are described in the "Corporate Governance—Director Compensation" and "Executive Officers and Executive Compensation" sections of this proxy statement and the transactions described below, during the year ended December 31, 2019 there was not, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

        We believe that the transaction described below is on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Registration Rights Agreement

        On November 11, 2014, we entered into an amended and restated registration rights agreement with Essent Intermediate, L.P., Valorina LLC, The Goldman Sachs Group, Inc., Aldermanbury Investments Limited, PPF Holdings II Ltd., Renaissance Re Ventures Ltd., Commonwealth Annuity and Life Reinsurance Co. Ltd., Mark A. Casale, and certain other shareholders identified therein, which amended the previous agreement pursuant to which certain shareholders have registration rights with respect to their registrable shares (as defined in the registration rights agreement) as set forth below.

        Demand Rights.    Certain shareholders have the right to demand registration of all or a portion of such shareholder's registrable shares. Any shareholder proposing to distribute their registrable shares through an underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters that is mutually agreeable to us and the shareholders holding a majority-in-interest of the registrable shares that the shareholders requested for inclusion in such registration.

        Shelf Registration.    Certain shareholders have the right to demand an underwritten offering be effected under a registration statement on Form S-3.

        Piggyback Rights.    Certain shareholders have the right to elect to have included in any demand registration all or a portion of such shareholder's shares. In the event that we propose to register any of our shares pursuant to a registration statement, certain shareholders have the right to elect to have included in such registration all or a portion of such shareholder's shares.

        Blackout Periods.    We have the ability, subject to certain conditions, to delay the filing of a registration statement or suspend the use of a prospectus in connection with an underwritten demand request for a reasonable period of time which shall not exceed two occasions or 60 days in any 12-month period.

        Registration Limitations.    Any registration conducted pursuant to the registration rights agreement is subject to customary cutback provisions, as well as size, number and timing limitations as set forth therein, including that any demand for the registration of a shareholder's registrable shares must relate to an offering where the aggregate gross proceeds are reasonably expected to be at least $50 million.

        Indemnification; Expenses; Lock-ups.    We have agreed to indemnify the applicable selling shareholder (including each member, manager, partner, officer and director thereof and legal counsel and independent accountant thereto), each underwriter of such seller of such registrable shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 against any expenses, losses, claims, damages or liabilities resulting from any untrue statement or omission of material fact contained in any registration statement, prospectus or any amendment or supplement to such registration statement, unless such liability arose from the applicable selling shareholder's misstatement or omission, and the applicable selling shareholder has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration expenses of all registrations under the registration rights agreement, provided, however, that if a demand registration is withdrawn at the request of the shareholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known in writing to the shareholders requesting registration after the date on which such registration was requested) and if the requesting shareholders elect not to have such registration counted as a demand registration or shelf takedown, the requesting shareholders will pay the registration expenses of such registration pro rata in accordance with the number of their registrable shares requested to be included in such registration. In connection with any public offering, each shareholder, and officer or director of the Company, if requested by us and the underwriters managing such public offering, agree not to sell or otherwise transfer or dispose of any registrable shares or, with respect to certain shareholders only, other securities of the Company, held by such shareholder (other than those registrable shares included in the public offering) for a specified period of time not to exceed 90 days from the effective date of such registration.

Annual Report to Shareholders

        Our Annual Report on Form 10-K for the year ended December 31, 2019 has been posted, and is available without charge, on our corporate website at www.essentgroup.com. In addition, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019 (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common shares. Requests can be made by writing to Secretary, Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

Other Business at the Annual Meeting

        Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual General Meeting of Shareholders. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. In addition, such persons may vote such proxy to adjourn the Annual Meeting if necessary, for example due to the impact of COVID-19. Our Board of Directors also has the authority to postpone the Annual Meeting in such circumstances. In the event it is advisable to adjourn, postpone or change the location of our Annual Meeting, we will announce our decision as promptly as practicable.

        Our financial statements for the year ended December 31, 2019 and the auditors' report thereon will be formally presented at the Annual Meeting, but no shareholder action is required thereon.

Delinquent Section 16(a) Reports

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers, members of our Board of Directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no annual statements of beneficial ownership of securities on Form 5 were required to be filed, we believe that during the year ended December 31, 2019 our officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements other than with respect to Mr. Hissong and Mr. Weinstock, each of whom failed to timely file one Form 4 in 2019.

Shareholder Proposals for the 2021 Annual General Meeting of Shareholders

        Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2021 Annual General Meeting of Shareholders must be received by us no later than December 1, 2020 and must comply with the requirements of the proxy rules promulgated by the SEC.

        In accordance with our current Bye-laws, for a proposal of a shareholder to be raised from the floor and presented at our 2021 Annual General Meeting of Shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder's notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our Bye-laws, (A) not prior to January 25, 2021 nor later than February 24, 2021 or (B) in the event that the 2020 Annual General Meeting of Shareholders is held prior to April 24, 2020 or after June 23, 2020, notice by the shareholder must be so received no earlier than the 120th day prior to the annual meeting and not later than the later of the 70th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

Frequently Asked Questions about the 2020 Annual Meeting

Where and when will the meeting take place?

        The Annual Meeting will be held at 2:00 p.m. Atlantic Daylight Time on Thursday, May 28, 2020 at the Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda.

What is the purpose of the Annual Meeting and these materials?

        We are providing these proxy materials in connection with the solicitation by our Board of Directors of matters to be voted on at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

        At the Annual Meeting, you will be asked to vote on the following matters:

  •
  the election of three Class III directors to serve through the 2023 Annual General Meeting of Shareholders;

  •
  the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020 and until our 2021 Annual General Meeting of Shareholders, and the referral of the determination of the auditors' compensation to our Board of Directors;

  •
  a non-binding, advisory vote to approve the 2019 compensation of our named executive officers; and

  •
  any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

What is the Board of Directors' recommendations?

        Our Board of Directors recommends a vote:

  •
  FOR the election of each of Mark A. Casale, Douglas J. Pauls and William Spiegel to serve as a Class III director through the 2023 Annual General Meeting of Shareholders;

  •
  FOR the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020 and until our 2021 Annual General Meeting of Shareholders, and the referral of the determination of the auditors' compensation to our Board of Directors; and

  •
  FOR the approval, on a non-binding, advisory basis, of the 2019 compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?

        Our Board of Directors has set April 9, 2020 as the record date for the Annual Meeting. All shareholders who owned common shares at the close of business on April 9, 2020 may vote at the Annual Meeting, either in person or by proxy. As of the record date, there were 98,601,625 common shares outstanding and entitled to vote.

How many votes do I have?

        You have one vote for each common share that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other intermediary. There is no cumulative voting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        Many of our shareholders hold their shares through a broker, bank or other intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered to be the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in "street name," and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or other intermediary, which is considered to be the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other intermediary on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or other intermediary has enclosed a voting instruction card for you to use in directing the broker, bank or other intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

What if I don't vote for some of the items listed on my proxy card or voting instruction card?

        If you are a record holder and return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

        If you are a beneficial owner and hold your shares in street name through a broker and do not give voting instructions to the broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers have the discretion to vote on routine matters, such as the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name but do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf with respect to the election of directors.

        If you do not provide voting instructions to your broker and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be "broker non-votes" with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but will not otherwise be counted.

        We encourage you to provide voting instructions to your broker by carefully following in the instructions provided by your broker.

What options are available to me to vote my shares?

        Whether you hold shares directly as the shareholder of record or through a bank, broker or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

        You may vote via the Internet. You may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

        You may vote via the telephone.

  •
  If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card that you received with the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

  •
  Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

        You may vote by mail. You can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

        You may vote in person at the Annual Meeting. All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a "legal proxy" from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.

        Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

How many votes must be present to hold the Annual Meeting?

        The presence of two persons in person and throughout the meeting representing, in person or by proxy, more than a majority of the common shares outstanding and entitled to vote on the matters to be considered at the Annual Meeting, is required for the transaction of business at the Annual Meeting. This is called a "quorum." Your shares will be counted as being present at the Annual Meeting if either you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf and such proxy card indicates a vote on at least one matter to be considered at the Annual Meeting. Both abstentions and "broker non-votes" (under certain circumstances described below) are counted as being present for the purpose of determining the presence of a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the meeting will be adjourned to the same date one week later, at the same time and place, or to such other date, time and place as the Secretary may determine. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What is the vote required to pass each proposal to be presented at the Annual Meeting?

        Each proposal or matter voted on at the Annual Meeting will be decided by a simple majority of votes cast on such proposal or matter.

        With respect to the election of directors, you may vote "For" all nominees, "Withhold" your vote as to any or all of the nominees, or vote "For" some but not all of the nominees and "Withhold" your vote for the remaining nominee(s). A properly executed proxy marked "Withhold" with respect to the election of any or all of the directors will not be voted with respect to the director or directors indicated. With respect to the election of directors, proxies may not be voted for more than three nominees. Shareholders may not cumulate votes in the election of directors.

        With respect to the selection of our auditor and the non-binding, advisory vote on the compensation of our named executive officers, you may vote "For", "Against" or "Abstain". If you "Abstain" from voting on the selection of our auditor or the non-binding, advisory vote on the compensation of our named executive officers, the abstention will no effect on the vote for such matter.

What does it mean if I receive more than one set of proxy materials?

        Generally, it means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each proxy card or voting instruction card accompanying the proxy materials.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

        Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

  •
  submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

  •
  timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

  •
  attending the Annual Meeting and voting in person (provided that attendance at the Annual Meeting will not by itself constitute a revocation of a proxy).

        For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or other intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other intermediary giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.

How can I attend the Annual Meeting?

        The Annual Meeting is open to all shareholders holding common shares as of the record date.

        If you are a shareholder of record, you will have to present valid picture identification. If you are a beneficial owner, you will need to obtain a legal proxy from your bank or broker. This legal proxy will serve as an admission ticket and authorize you to vote your common shares (or to change your vote) at the Annual Meeting. You will also be required to present valid picture identification.

        Shareholders who do not have valid picture identification and a legal proxy (if required) may not be admitted to the Annual Meeting.

        Admission to the Annual Meeting will begin at 1:30 p.m. Atlantic Daylight Time on Thursday, May 29, 2020. Seating will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 2:00 p.m., we recommend that you arrive early. The Annual Meeting will be held at the Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda. When you arrive, signs will direct you to the appropriate meeting room. Please note that due to security reasons, all bags will be subject to search. We will be unable to admit anyone who does not comply with these security procedures. Cameras and other recording devices will not be permitted in the meeting room.

        We encourage all shareholders, even those who plan to attend the Annual Meeting, to vote in advance. If you intend to vote at the Annual Meeting, you must provide our Secretary with oral or written notice either at or prior to the meeting.

What is a proxy? How do I appoint a proxy and instruct that individual how to vote on my behalf?

        A proxy is your legal designation of another person to vote on your behalf the common shares that you hold.

        You can appoint the proxies recommended by our Board of Directors (i.e., Mark A. Casale and Lawrence E. McAlee; see "What does solicitation of proxies mean?" below) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.

        If you are a shareholder of record, you may also appoint another individual to represent you at the Annual Meeting by notifying our Secretary in writing before the Annual Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual Meeting.

        If you are a beneficial owner, please contact the broker that holds your common shares if you intend to appoint a proxy that is different from those recommended by our Board of Directors.

What does solicitation of proxies mean?

        In a solicitation of proxies, one party (in this case, our Board of Directors) encourages shareholders to appoint one or more particular individuals (in this case, Mark A. Casale, our Chairman of the Board of Directors, President and Chief Executive Officer, and Lawrence E. McAlee, our Senior Vice President and Chief Financial Officer) to vote on their behalf (i.e., to vote as their proxy in accordance with their instructions).

        We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and intermediaries who hold our common shares in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

        Beneficial owners will be asked to forward the proxy materials to the broker that holds their common shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.

What else will happen at the Annual Meeting?

        At the Annual Meeting, the only item currently on the agenda, other than the election of directors, the re-appointment of our independent registered public accounting firm and consideration of the 2019 compensation of our named executive officers, is for the shareholders to receive our financial statements and the report of our independent registered public accounting firm thereon for the year ended December 31, 2019.

How can I access Essent Group Ltd.'s proxy materials and annual report electronically?

        This proxy statement and our 2019 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2019, are available on our website at www.essentgroup.com.

How do I find out the voting results?

        Preliminary voting results will be announced at the Annual Meeting, and final voting results will be filed with the SEC within 4 business days following the Annual Meeting.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ESSENT GROUP LTD. May 28, 2020 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2020: The Notice of Annual Meeting, Proxy Statement and 2019 Annual Report to Shareholders are available on our website at http://www.essentgroup.com. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330030000000001000 5 052820 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND COMPENSATION TO THE BOARD OF DIRECTORS. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. ELECTION OF DIRECTORS NOMINEES: FOR ALL NOMINEESO Mark A. CasaleClass III Director O Douglas J. Pauls Class III Director WITHHOLD AUTHORITY O William Spiegel Class III Director FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2020 AND UNTIL THE TO REFER THE DETERMINATION OF THE AUDITORS’ 3. PROvIDE A NON-BINDING, ADvISORY vOTE ON OUR EXECUTIvE COMPENSATION. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2020 Annual General Meeting of Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of ShareholderDate:

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ESSENT GROUP May 28, 2020 LTD. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330030000000001000 5 052820 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND COMPENSATION TO THE BOARD OF DIRECTORS. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. ELECTION OF DIRECTORS NOMINEES: FOR ALL NOMINEESO Mark A. CasaleClass III Director O Douglas J. Pauls Class III Director WITHHOLD AUTHORITY O William Spiegel Class III Director FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2020 AND UNTIL THE TO REFER THE DETERMINATION OF THE AUDITORS’ 3. PROvIDE A NON-BINDING, ADvISORY vOTE ON OUR EXECUTIvE COMPENSATION. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2020 Annual General Meeting of Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of ShareholderDate: IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2020: The Notice of Annual Meeting, Proxy Statement and 2019 Annual Report to Shareholders are available on our website at http://www.essentgroup.com. COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

------------------0 ESSENT GROUP LTD. Proxy for Annual General Meeting of Shareholders on May 28, 2020 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Mark A. Casale and Lawrence E. McAlee, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Essent Group Ltd., to be held May 28, 2020 at the Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM08, Bermuda, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475 1.1